                                       Exhibit 2













                     INVESTMENT AGREEMENT



                             Among



                       CORIMON, S.A.C.A.
                   a Venezuelan corporation

                     CORIMON CORPORATION,
                    a Delaware corporation


 FIDELITY CAPITAL & INCOME FUND, KODAK RETIREMENT INCOME PLAN
   TRUST FUND, TRANSAMERICA LIFE INSURANCE AND ANNUITY CO., TRANSAMERICA OCCIDENTAL LIFE INSURANCE CO., SUN LIFE INSURANCE
  COMPANY OF AMERICA, ANCHOR NATIONAL LIFE INSURANCE COMPANY,





            STANDARD BRANDS PAINT COLLATERAL TRUST


                              and


                STANDARD BRANDS PAINT COMPANY,
                    a Delaware corporation





                 Dated as of February 15, 1995




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

                       TABLE OF CONTENTS

                                                           Page

                           ARTICLE I

                          Definitions

     1.1.   Definitions . . . . . . . . . . . . . . . . .     2
     1.2.   Interpretation  . . . . . . . . . . . . . . .    13


                          ARTICLE II

                        Interim Funding

     2.1.   Note Purchase Agreement . . . . . . . . . . .    13
     2.2.   Grantor Trust Transactions  . . . . . . . . .    13
     2.3.   Investment Agreement and Ancillary
            Funding Agreements  . . . . . . . . . . . . .    14
     2.4.   Directors and By-Laws . . . . . . . . . . . .    14
     2.5.   Funding . . . . . . . . . . . . . . . . . . .    14


                          ARTICLE III

                  Purchase and Sale of Shares

     3.1.   Company Action  . . . . . . . . . . . . . . .    15
     3.2.   Exchange of Debt and Issuance of Shares . . .    15
     3.3.   Advisor Fees  . . . . . . . . . . . . . . . .    15
     3.4.   Fidelity Note Purchase Agreement. . . . . . .    16
     3.5.   Property Transfer . . . . . . . . . . . . . .    16
     3.6.   Leases and Other Ancillary Agreements . . . .    16
     3.7.   Closing . . . . . . . . . . . . . . . . . . .    16


                          ARTICLE IV

               Conditions to Funding and Closing

     4.1.   Conditions of Parent and Holdings with
            Respect to the Funding and Closing  . . . . .    16
     4.2.   Conditions of Company with Respect to the
            Funding and Closing . . . . . . . . . . . . .    18
     4.3.   Conditions of the Other Investors and Grantor
            Trust with Respect to the Funding and Closing    20





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

                           ARTICLE V

                Representations and Warranties

     5.1.   Representations and Warranties of Company . .    22
     5.2.   Representations and Warranties of Parent and
            Holdings  . . . . . . . . . . . . . . . . . .    39
     5.3.   Representations and Warranties of the
            Other Investors . . . . . . . . . . . . . . .    41


                          ARTICLE VI

           Covenants Relating to Conduct of Business
                          of Company

     6.1.   Conduct of Business . . . . . . . . . . . . .    43


                          ARTICLE VII

                     Additional Agreements

     7.1.   Preparation of the Proxy Statement;
            Stockholders Meeting  . . . . . . . . . . . .    47
     7.2.   Access to Information; Confidentiality  . . .    47
     7.3.   Reasonable Efforts; Notification; Consent . .    48
     7.4.   Fees and Expenses . . . . . . . . . . . . . .    49
     7.5.   Public Announcements  . . . . . . . . . . . .    50
     7.6.   Stockholder Litigation  . . . . . . . . . . .    50
     7.7.   Employment Arrangements . . . . . . . . . . .    50
     7.8.   Reporting Company . . . . . . . . . . . . . .    50
     7.9.   NYSE Listing  . . . . . . . . . . . . . . . .    50
     7.10.  Liquidating Property Trust Leases and
            Property Transfer . . . . . . . . . . . . . .    51
     7.11.  Agreement to Vote Shares  . . . . . . . . . .    51
     7.12.  No Voting Trusts  . . . . . . . . . . . . . .    51
     7.13.  No Proxy Solicitations  . . . . . . . . . . .    51
     7.14.  Transfer and Encumbrance  . . . . . . . . . .    51
     7.15.  Additional Purchases  . . . . . . . . . . . .    52
     7.16.  Covenants Relating to Post-Funding
            Tax Matters . . . . . . . . . . . . . . . . .    52
     7.17.  Environmental Indemnity, Etc. . . . . . . . .    55





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

                         ARTICLE VIII

               Termination, Amendment and Waiver

     8.1.   Termination . . . . . . . . . . . . . . . . .    56
     8.2.   Effect of Termination . . . . . . . . . . . .    57
     8.3.   Amendment . . . . . . . . . . . . . . . . . .    57
     8.4.   Extension; Waiver . . . . . . . . . . . . . .    57
     8.5.   Procedure for Termination, Amendment,
            Extension or Waiver . . . . . . . . . . . . .    58


                          ARTICLE IX

                      General Provisions

     9.1.   Survival of Warranties and Certain Agreements    58
     9.2.   Notices . . . . . . . . . . . . . . . . . . .    58
     9.3.   Counterparts  . . . . . . . . . . . . . . . .    61
     9.4.   Entire Agreement; No Third-Party
            Beneficiaries . . . . . . . . . . . . . . . .    61
     9.5.   Assignment  . . . . . . . . . . . . . . . . .    61
     9.6.   Severability  . . . . . . . . . . . . . . . .    61
     9.7.   GOVERNING LAW . . . . . . . . . . . . . . . .    62
     9.8.   Enforcement . . . . . . . . . . . . . . . . .    62

                           SCHEDULES

     Schedule 1.1        Financial Information
     Schedule 3.2        Debt Exchange
     Schedule 5.1(b)     Subsidiaries
     Schedule 5.1(c)     Stock Equivalents
     Schedule 5.1(d)     Consents
     Schedule 5.1(e)     Balance Sheet
     Schedule 5.1(g)     Certain Changes
     Schedule 5.1(h)     Mortgaged Property
     Schedule 5.1(i)     Litigation
     Schedule 5.1(k)     Taxes
     Schedule 5.1(m)     Disqualified Individual Payments
     Schedule 5.1(q)     Material Contracts
     Schedule 5.1(t)     Affiliates
     Schedule 5.1(aa)    Grantor Trust Subsidiaries




                           EXHIBITS

     Exhibit A    Amendment to Certificate of
                  Incorporation
     Exhibit B    Certificate of Designations
     Exhibit C    Form of Proxy
     Exhibit D    Closing Memorandum
     Exhibit E    Allocation Schedule
     Exhibit F    Amended Liquidating Property Trust Agreement
     Exhibit G    Third Amended Agreement
     Exhibit H    Second Amended and Restated Trust Loan
                  Agreement









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


          INVESTMENT AGREEMENT dated as of February 15, 1995 (this "Agreement"), among Corimon, S.A.C.A., a Venezuelan corporation ("Parent"), Corimon Corporation, a Delaware corporation and a wholly owned Subsidiary of Parent ("Holdings"), Fidelity Capital & Income Fund, ("Investor1"), Kodak Retirement Income Plan Trust Fund, ("Investor2"), Transamerica Life Insurance and Annuity Co., a North Carolina corporation ("Investor3"), Transamerica Occidental Life Insurance Co., a California corporation ("Investor4"), Sun Life Insurance Company of America, an Arizona corporation ("Investor5"), Anchor National Life Insurance Company, a California corporation ("Investor6" and, together with Investor1, Investor2, Investor3, Investor4 and Investor5, the "Other Investors"), Standard Brands Paint Collateral Trust, a California trust ("Grantor Trust"), and Standard Brands Paint Company, a Delaware corporation ("Company").


                           RECITALS

          WHEREAS Parent, Holdings, the Other Investors, Grantor Trust and Company desire to make the respective investments in, and recapitalization of, Company on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS Parent, Holdings, the Other Investors,
Grantor Trust and Company desire to make certain representations, warranties, covenants and agreements and also to prescribe various conditions in connection with the Transactions contemplated hereby; and

          WHEREAS, simultaneously with the execution and delivery of this Agreement, each of Parent, Holdings, the Other Investors, Grantor Trust and Company has entered into the Ancillary Funding Agreements to which it is a party.

          NOW, THEREFORE, in consideration of the represen-tations, warranties, covenants and agreements contained in this Agreement and in the Ancillary Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

                           ARTICLE I

                          Definitions

          1.1.  Definitions.  For purposes of this Agreement:

          "Advisor Shares" has the meaning set forth in
Section 3.3.

          "Affiliate" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

          "Allonges" means the Allonges delivered by Borrowers to Servicing Agent pursuant to subsection 3.1A of the Second
Amended Agreement and substantially in the form of Exhibit II to the Second Amended Agreement.

          "Amended Liquidating Property Trust Agreement" means the Amended and Restated Liquidating Property Trust Agreement to be entered into among Company, Borrowers, Holdings, Newco, the Insurance Company Lenders or their Affiliates and Bankers Trust Company of California, as Trustee, in substantially the form of Exhibit F hereto.

          "Amendments" has the meaning set forth in
Section 3.1(b).

          "Ancillary Agreements" means the Ancillary Funding
Agreements and the Ancillary Closing Agreements.

          "Ancillary Closing Agreements" means (i) the
Beneficial Interest Purchase Agreement, (ii) the Liquidating Property Trust Note Purchase Agreement, (iii) the Liquidating Property Trust Amendment Documents and (iv) the Third Amended Agreement, (v) the Liquidating Property Trust Lease Documents and (vi) the South Warehouse Lease.

          "Ancillary Funding Agreements" means (i) the
Stockholders Agreement, (ii) the Registration Rights
Agreement, (iii) the Proxies, (iv) the Put Agreement, (v) the
Interim Loan Agreement and (vi) the Intercreditor Agreement.
          "Argosy" has the meaning set forth in
Section 4.1(f).

          "Bankruptcy Code" means the United States Code, the
Federal Rules of Bankruptcy Procedure promulgated thereunder, and the local Bankruptcy Rules for the Central District of California.

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


          "Bankruptcy Court" means the United States
Bankruptcy Court for the Central District of California.

          "base amount" has the meaning set forth in
Section 5.1(m).

          "Beneficial Interest Purchase Agreement" has the meaning set forth in the Liquidating Property Trust Amendment
Documents.

          "Board of Directors" means the Board of Directors of Company except where the context requires otherwise.

          "Borrower Notes" means the promissory notes of Borrowers issued pursuant to subsection 2.1D of the Original Agreement and substantially in the form of Exhibit II to the Original Agreement, as modified pursuant to the Allonges, and as such notes may be amended, supplemented or otherwise modified from time to time.

          "Borrowers" means Standard Brands Paint Co.,
Standard Brands Realty Co., Inc. and The Art Store.

          "Business Day" means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of California or New York or is a day on which banking institutions located in the State of California or New York are authorized by law or other governmental action to close.

          "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal, or mixed) by that Person as lessee that would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

          "Certificate of Designations" means the certificate of designations of Company, in the form of Exhibit B hereto.

          "Certificate of Incorporation" means the certificate of incorporation of Company, and as amended in the form of Exhibit A hereto.

          "Closing" has the meaning set forth in Section 3.7.

          "Closing Date" has the meaning set forth in
Section 3.7.

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


          "Closing Documents" means the documents agreed to be delivered at the Closing as set forth in the Closing memorandum attached as Exhibit D hereto.

          "Common Stock" means the common stock of Company, par value $.01 per share, and as converted pursuant to the Stock Split.

          "Company" has the meaning set forth above.

          "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit, or other obligation of itself or another, including, without limitation, any obligation under any interest rate swap agreement or currency swap agreement, any obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made, or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase, or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions, or otherwise), or to maintain the solvency or any balance sheet, income or other financial condition of the obligor of such obligation, or to make payment for any products, materials, or supplies or for any transportation, services, or lease regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

          "DGCL" means the General Corporation Law of the State of Delaware.

          "Director" means a member of the Board of Directors.

          "disqualified individual" has the meaning set forth in Section 5.1(m).

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


          "Dollars" means the lawful money of the United
States of America.

          "Effective Date" means the effective date of the Plan, as provided therein.

          "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended from time to time and any successor statute.

          "ERISA Affiliate", as applied to any Person, means any trade or business (whether or not incorporated) that is a member of a group of which that Person is also a member and that is under common control within the meaning of the regulations promulgated under Section 414 of the Internal Revenue Code.

          "Employee Stock Options" has the meaning set forth in Section 5.1(c).

          "excess parachute payment" has the meaning set forth in Section 5.1(m).

          "Exchange Act" means the Securities Exchange Act of
1934 and the rules and regulations promulgated thereunder, as amended.

          "Existing Grantor Trust Indebtedness" means
Indebtedness of Company or Borrowers to the Grantor Trust in an aggregate principal amount not to exceed $6,000,000 pursuant to the Existing Grantor Trust Loan Agreements.

          "Existing Grantor Trust Loan Agreements" means the documents listed on Schedule 9 to the New Loan Agreement and the Loan Agreement dated March 16, 1994 among Company, the New
Loan Borrowers and the Grantor Trust.

          "Existing Insurance Company Indebtedness" means indebtedness of Company and Interim Borrowers to the Insurance
Company Lenders pursuant to the Existing Insurance Company
Loan Agreement.

          "Existing Insurance Company Loan Agreement" means the Amended and Restated Loan Agreement dated as of June 14, 1993 among Company, Borrowers, Insurance Company Lenders and Servicing Agent, as such Agreement may be amended, modified or supplemented from time to time, including pursuant to the Third Amended Agreement.

          "Fidelity Limited Guaranty" means the limited recourse guaranty by Company of up to $10,000,000 of the

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


obligations of the Grantor Trust under the Secured Fidelity Note pursuant to the Plan, which amount has been reduced in accordance with its terms to $2,500,000, as it may be amended, supplemented or otherwise modified pursuant to Section 6.14 of the New Loan Agreement.

          "Fidelity Note Purchase Agreement" means a Note
Purchase Agreement for $5,000,000 or more of notes between Company and one or more entities affiliated with Investor1 and Investor2.

          "Filed SEC Documents" has the meaning set forth in
Section 5.1(g).

          "Funding" and "Funding Date" have the meanings set forth in Section 2.5.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, including, without limitations, adjustments prescribed in accordance with SOP 90-7 if elected by the Company, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

          "Governmental Entity" has the meaning set forth in
Section 4.1(b).

          "Grantor Trust" has the meaning set forth above.

          "Grantor Trust Documents" means the Grantor Trust Asset Purchase Agreement (as defined in the Plan), the Existing Grantor Trust Loan Agreements, the Secured Fidelity Notes, the Fidelity Limited Guaranty and the "Grantor Trust Documents" as defined in the Plan.

          "Grantor Trust Subsidiaries" means The Art Store
Holding Company, The Art Store and SBP Properties Holding
Company.

          "Holdings" has the meaning set forth above.

          "HSR Act" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976 and the rules and regulations promulgated thereunder, as amended.

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


          "Indebtedness", as applied to any Person, means
(i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is capitalized on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is
(y) due more than six months from the date of incurrence of the obligation in respect thereof, or (z) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any mortgage, pledge, Lien, security interest, or vendor's interest under any conditional sale or other title retention agreement existing on any property or asset owned or held by that Person regardless whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; provided that, applied to Borrowers, "Indebtedness" shall not include the Liquidating Property Trust Obligations.

          "Insurance Company Lenders" means Investor3,
Investor4, Investor5 and Investor6.

          "Intercreditor Agreement" means the Intercreditor
Agreement, dated as of the date hereof, among Holdings, the Other Investors, Interim Borrowers and Company, in the form of Exhibit C to the Interim Loan Agreement.

          "Interim Borrowers" means Standard Brands Paint Co.
and Standard Brands Realty Co., Inc.

          "Interim Loan Agreement" means the Interim Loan
Agreement, dated as of the date hereof, among Company, Interim
Borrowers and Holdings.

          "Interim Notes" means the promissory notes of Interim Borrowers issued pursuant to the Interim Loan
Agreement and substantially in the form of Exhibit A thereto, and as such Interim Notes may be amended, supplemented, or otherwise modified from time to time.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter. For purposes of this Agreement, all reference to Sections of the Internal Revenue Code shall include any applicable predecessor provisions to such Sections.

          "Lender" and "Lenders" have the meanings set forth in the New Loan Agreement.

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


          "Lien" means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "Liquidating Property Trust" means the liquidating property trust established pursuant to the Liquidating
Property Trust Documents.

          "Liquidating Property Trust Agreement" means the Trust Agreement dated as of July 12, 1994 among Company, Standard Brands Paint Co., Standard Brands Realty Co. Inc., as Depositors, and Bankers Trust Company of California, N.A., as Trustee.

          "Liquidating Property Trust Amendment Documents" means the Amended Liquidating Property Trust Agreement and the
Second Amended and Restated Trust Loan Agreement.

          "Liquidating Property Trust Documents" means the Liquidating Property Trust Agreement and the Amended and Restated Trust Loan Agreement dated as of July 12, 1994 among the Liquidating Property Trust, Insurance Company Lenders and Servicing Agent, as each such agreement may be amended, supplemented or modified from time to time, including by the Liquidating Property Trust Amendment Documents.

          "Liquidating Property Trust Lease Documents" has the same meaning as Depositors Leases in the Liquidating Property
Trust Amendment Documents.

          "Liquidating Property Trust Leases" has the meaning set forth in Section 4.1(k).

          "Liquidating Property Trust Note Purchase Agreement" means the Note Purchase Agreement among Holdings, an entity organized by Investor1 and Investor2 and the Insurance Company
Lenders.

          "Liquidating Property Trust Obligations" means all of the obligations of the Liquidating Property Trust to Insurance Company Lenders and Servicing Agent under the
Liquidating Property Trust Documents.

          "material adverse change" or "material adverse effect" means any change or effect (or any development that is reasonably likely to result in any change or effect) that is materially adverse to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Company and its Subsidiaries in each case taken as a whole, or to the value of the Common Stock or the Preferred Stock. By way of background, Schedule 1.1 sets forth the most recent financial information of the Company.

          "Material Contracts" has the meaning set forth in
Section 5.1(q).

          "Mortgage" or "Mortgages" have the meanings set forth in the New Loan Agreement and the Interim Loan
Agreement.

          "Mortgaged Property" means real and personal property subject to the lien of a Mortgage; but shall not include the Mortgaged Properties which were transferred to the Liquidating Property Trust pursuant to the Liquidating
Property Trust Documents.

          "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA in which any employees of Company or any ERISA Affiliate of Company participate or from which any such employees may derive a benefit.

          "New Borrower Notes" means the promissory notes of New Loan Borrowers issued pursuant to subsection 2.1(D) of the New Loan Agreement and substantially in the form of Exhibit II annexed to the New Loan Agreement.

          "New Loan Agreement" means that certain Loan
Agreement dated as of March 16, 1994 by and among Company, the New Loan Borrowers, the lenders named therein, Transamerica Occidental Life Insurance Company, as servicing and collateral agent for lenders, as such New Loan Agreement may be amended, restated, supplemented or otherwise modified from time to time.

          "New Loan Borrowers" means Standard Brands Paint Co.
and Standard Brands Realty Co., Inc.

          "New Shares" has the meaning set forth in
Section 3.2.

          "Note Purchase Agreement" means the Note Purchase
Agreement, dated as of the date hereof, between Holdings and Grantor Trust.

          "Obligations" means all obligations of every nature of Company from time to time owed to Holdings under the Interim Loan Agreement and the Interim Notes.

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


          "Original Agreement" means the Loan Agreement, dated as of November 30, 1987, among Company, Borrowers, Insurance
Company Lenders and Servicing Agent, as amended to the date hereof.

          "Other Investors" has the meaning set forth above.

          "Party" means a Party to this Agreement.

          "Pension Plan" means any employee plan that is subject to the provisions of Title IV of ERISA in which any employees of Company or any ERISA Affiliate of Company participate or from which any such employees may derive a benefit, other than a Multiemployer Plan.

          "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Plan" means Debtors' Fourth Amended Joint Plan of Reorganization filed March 1993, filed by Company in the Reorganization Cases on March 1993 and as it was amended thereafter, was confirmed on May 14, 1993 and became effective on June 14, 1993.

          "Preferred Shares" has the meaning set forth in
Section 3.2.

          "Preferred Stock" means the preferred stock of Company issued pursuant to the Certificate of Designations.

          "Property Transfer" has the meaning set forth in
Section 4.1(j).

          "Proposals" has the meaning set forth in
Section 4.1(i).

          "Proxy" means a Proxy contemplated by
Section 2.3(d), in the form of Exhibit C hereto.

          "Proxy Statement" has the meaning set forth in
Section 7.1(a).

          "Put Agreement" means the Put Agreement, dated the date hereof, among Parent, Grantor Trust, the Other Investors and Company.

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


          "Registration Rights Agreement" means the
Registration Rights Agreement, dated the date hereof, among Holdings, the Other Investors and Company.

          "Reorganization Cases" means Company's and
Borrowers' (other than The Art Store) jointly administered cases under the Bankruptcy Code.

          "SARs" has the meaning set forth in Section 5.1(c)

          "SEC" means the Securities and Exchange Commission.

          "SEC Documents" has the meaning set forth in Section
5.1(e).

          "Second Amended Agreement" means the Second Amended and Restated Existing Loan Agreement, dated as of July 12,
1994, among Company, Borrowers, Insurance Company Lenders and
Servicing Agent.

          "Second Amended and Restated Trust Loan Agreement" means the Second Amended and Restated Trust Loan Agreement to be entered into among the Liquidating Property Trust, Insurance Company Lenders and Servicing Agent, in substantially the form of Exhibit H hereto.

          "Secured Fidelity Notes" means the Fixed Rate and
Floating Rate Senior Notes issued by the Grantor Trust to
Investor1 and Investor2.

          "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended.

          "Servicing Agent" means Transamerica Occidental Life
Insurance Company, as servicing and collateral agent for Lenders and Insurance Company Lenders.

          "Share" has the meaning set forth in Section 3.1(a).

          "Share Issuances" shall mean the issuances of the New Shares, the Preferred Shares and the Advisor Shares pursuant to Sections 3.2 and 3.3.

          "South Warehouse" means the South Warehouse located in Torrance, California and owned by the Liquidating Property
Trust.

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


          "South Warehouse Lease" has the meaning set forth in
Section 4.1(l).

          "Stock Equivalents" has the meaning set forth in
Section 5.1(c).

          "Stock Split" has the meaning set forth in
Section 3.1(a).

          "Stockholders Agreement" means the Stockholders
Agreement, dated as of the date hereof, between Holdings and Company.

          "Stockholders Meeting"  has the meaning set forth in
Section 7.1(b).

          "Subsidiary" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

          "Tax" or "Taxes" shall mean all federal, state, local or foreign taxes, including but not limited to, income, gross receipts, windfall profits, alternative minimum, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with and interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

          "Tax Return" shall mean all reports and returns required to be filed with respect to Taxes.

          "The Art Store Note" means the note dated May 31, 1993, from The Art Store to Standard Brands Paint Co. in the principal amount of $5,000,000, such note having been endorsed to Lewis C. Leighton as Trustee of the Grantor Trust on June 14, 1993.

          "Third Amended Agreement" means the Third Amended and Restated Existing Agreement, among Company, Borrowers,
Insurance Company Lenders and Servicing Agent, in the form of Exhibit G hereto.

          "Transactions" means the Transactions contemplated by this Agreement and the Ancillary Agreements.

          "Working Capital Notes" means the notes issued pursuant to the Fidelity Note Purchase Agreement and purchased by Investor1.

          1.2. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". For purposes of this Agreement, the knowledge of any Party shall mean the knowledge of such Party and its Subsidiaries after due inquiry.


                          ARTICLE II

                        Interim Funding

          2.1.  Note Purchase Agreement.  Prior to the
execution and delivery of this Agreement, the Parties thereto executed and delivered the Note Purchase Agreement and the closing occurred thereunder.

          2.2. Grantor Trust Transactions. The Transactions in this Section 2.2 shall precede the Transactions in Sections
2.3 and 2.4; and the Transactions in this Section 2.2 shall occur in the order stated. Grantor Trust shall pay $1,518,351 of Existing Insurance Company Indebtedness and Company shall pay $237,374 of Existing Insurance Company Indebtedness. Insurance Company Lenders shall release the cross-collateralization and the guarantees with respect to the Existing Insurance Company Indebtedness owed to Insurance Company Lenders by The Art Store and discharge any deed of trust or other security instrument encumbering real or personal property owned by The Art Store. Grantor Trust shall contribute the Art Store Note to The Art Store Holding Company. The Art Store Holding Company shall contribute the Art Store Note to The Art Store. The Art Store shall cancel the Art Store Note. Investor1 and Investor2 shall exchange the Secured Fidelity Notes with the Grantor Trust for
(i) $5,050,200 principal amount of Existing Grantor Trust Indebtedness, (ii) $5,260,625 principal amount of New Borrower Notes, (iii) the stock of The Art Store Holding Company, a Delaware corporation, (iv) the stock of SBP Properties Holding Company, a California corporation and (v) $594,824 in cash, all in accordance with Exhibit E hereto. Investor1 and Investor2 shall deliver the Fidelity Limited Guaranty to Company for cancellation.

          2.3.  Investment Agreement and Ancillary Funding
Agreements. Concurrently with the execution and delivery of this Agreement,

          (i) the Parties thereto shall execute and deliver each of the Ancillary Funding Agreements;

          (j) Holdings shall loan $14,000,000 to Interim Borrowers, by wire transfer to Company for their benefit, for a like amount of Interim Notes issued under the Interim Loan Agreement and all filings and recordings in connection with the Interim Loan Agreement shall be made;

          (k) All outstanding options, SARs and warrants for the Common Stock shall be cancelled as of or prior to the Funding Date and the Other Investors shall cancel and return all options, SARs and warrants for Common Stock held by them; and

          (d)  The Other Investors shall grant their
irrevocable proxies, each in the form of Exhibit C hereto, to Holdings or its designees. Such proxies shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law and coupled with an interest. Company and Borrowers shall simultaneously pay all accrued and unpaid payments to the Other Investors and all accrued and unpaid rent due under the Master Lease (as defined in the Liquidating Property Trust Agreement). Any defects in such proxies shall be corrected by the Other Investor(s) concerned promptly after the Funding according to the reasonable request of Holdings.

          2.4. Directors and By-Laws. Concurrently with the execution and delivery of this Agreement and the Stockholders Agreement, Company will take all necessary action to appoint to its Board of Directors the individuals set forth in
Schedule 2.1 to the Stockholders Agreement and to adopt the By-Laws as set forth in Schedule 2.6 to the Stockholders Agreement.

          2.5. Funding. The interim funding which consists of the Transactions referred to in Sections 2.1 through 2.4 (the "Funding") shall be held at the offices of Sullivan & Cromwell, 444 South Flower Street, Los Angeles, California 90071 (provided that certain of the actions contemplated by Section 2.1 may take place in New York or Boston) as of the date of execution and delivery of this Agreement (the "Funding Date"). At the Funding, Company, Parent, Holdings, Grantor Trust and the Other Investors shall deliver such opinions, certificates and documents as may be reasonably requested to evidence such Funding.

                          ARTICLE III

                  Purchase and Sale of Shares

          3.1. Company Action. (a) Prior to Closing, Company will effect a 1 for 10 reverse stock split of its Common Stock, pursuant to which each 10 outstanding shares of its Common Stock, par value $.01 per share, will be converted into one share (a "Share") of its new Common Stock, par value $.01 per share (the "Stock Split"). The Company may, at its option, pay cash for any fractional shares or round such fractional shares up to the nearest whole number of Shares.

          (b) Prior to or concurrently with Closing, Company will amend its Certificate of Incorporation as set forth in Exhibit A hereto (the "Amendments") and take all necessary action to appoint to its Board of Directors the individuals set forth in Schedule 2.1 to the Stockholders Agreement.

          3.2. Exchange of Debt and Issuance of Shares. Subject to the terms and conditions set forth herein, Holdings, Investor1, Investor2, Investor3, Investor4, Investor5 and Investor6 shall exchange $14,000,000 of Interim Notes, $6,000,000 of Existing Grantor Trust Indebtedness and $10,000,000 of New Borrower Notes (collectively, the "Exchange Debt") held by them with the Company for 17,943,422 newly issued Shares (the "New Shares") of Common Stock at an exchange price of $0.89 (based on the principal amount of the Exchange Debt) per New Share and 1,570,049 newly issued shares (the "Preferred Shares") of Preferred Stock at an exchange price of $8.92 (based on the principal amount of the Exchange
Debt) per Preferred Share, as set forth on Schedule 3.2. Company shall simultaneously pay to the holders thereof all interest accrued and unpaid on the Exchange Debt. Each Party shall take all actions necessary to release any Liens, security interests or guarantees in connection with the Exchange Debt and discharge any deed of trust or other security instrument encumbering real or personal property securing such Exchange Debt.

          3.3. Advisor Fees. As partial payment to Libra Investments, Inc., Company shall issue to Libra Investments, Inc. 448,586 newly issued Shares (the "Advisor Shares"). Such partial payment of their advisory fees shall be credited at a price of $0.89 per Share.

          3.4. Fidelity Note Purchase Agreement. It is presently contemplated that, concurrently or shortly after the Closing, a closing shall occur under a Fidelity Note Purchase
Agreement.

          3.5. Property Transfer. Concurrently with the Closing, the Parties thereto shall execute and deliver the Liquidating Property Trust Amendment Documents and the Third Amended Agreement and the Property Transfer shall occur under the Liquidating Property Trust Amendment Documents.

          3.6.  Leases and Other Ancillary Agreements.
Concurrently with the Closing, the Parties thereto shall execute and deliver the Liquidating Property Trust Lease
Documents and to the extent not already done, the other
Ancillary Agreements.

          3.7. Closing. The Closing of the Transactions contemplated in Sections 3.2 through 3.6 (the "Closing") shall be held at the offices of Sullivan & Cromwell, 444 South Flower Street, Los Angeles, California 90071 (provided that certain of the actions may take place in New York or Boston) on the Business Day immediately following the Stockholders Meeting or such other date mutually agreed upon by the Parties. The date on which the Closing shall occur is herein-after referred to as the "Closing Date". At the Closing, Company, Parent, Holdings, and the Other Investors shall deliver the Closing Documents.


                          ARTICLE IV

               Conditions to Funding and Closing

          4.1. Conditions of Parent and Holdings with Respect to the Funding and Closing. The obligations of Parent and Holdings to consummate the Transactions contemplated to occur at the Funding and the Closing are subject to the satisfaction (or waiver by Parent and Holdings) as of the Funding and the Closing of the following conditions (it is understood that the execution and delivery of this Agreement and the Funding shall occur at the same time):

          (a) The representations and warranties of Company, Grantor Trust and the Other Investors set forth in this Agreement and in the Ancillary Agreements qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Funding and the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Each of Company, Grantor Trust and the Other Investors shall have performed or complied in all material respects with all obligations and covenants required by this Agreement and the Ancillary Agreements to be performed or complied with by Company, the Grantor Trust and the Other Investors by the time of the Funding and the Closing.

          (b) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") or other legal restraint or prohibition preventing the Transactions shall be in effect.

          (c) Each of Company, Grantor Trust and the Other Investors shall have executed and delivered to Parent and Holdings as applicable, each Ancillary Funding Agreement.
Each Ancillary Funding Agreement shall be in full force and effect, subject to the conditions contained herein or therein, and none of Company, Grantor Trust or the Other Investors shall be in material default thereunder. The conditions contained in the Ancillary Funding Agreements shall have been satisfied or waived.

          (d) The waiting periods under the HSR Act shall have expired or been terminated and the consents, approvals, orders, authorizations, registrations, declarations and filings set forth on Schedule 5.1(d) shall have been obtained or made.

          (e) The New Shares shall have been approved for quotation on the New York Stock Exchange.

          (f) The Board of Directors of the Company (i) shall have received an opinion of The Argosy Group L.P. ("Argosy") to the effect that the Transactions contemplated hereby are fair from a financial point of view to the stockholders of the Company and (ii) shall have approved the Transactions and the Proposals.

          (g) The Proxy Statement shall have been filed, or be in a form ready to file, with the SEC.

          (h)  The form of the Liquidating Property Trust
Amendment Documents and the form of the Liquidating Property
Trust Leases shall be satisfactory in form and substance to Parent and Holdings.

          The conditions set forth in subsections (i) through
(l) shall be applicable at Closing (but not at Funding).

          (i) Proposals approving (i) this Agreement and the Ancillary Agreements, (ii) the Stock Split, (iii) the Amendments, (iv) the Property Transfer, (v) the Share Issuances and (vi) the appointment of directors set forth in
Schedule 2.1 to the Stockholders Agreement, as well as any other matters that the Company and the Parent may reasonably consider advisable to effect the Transactions (the "Proposals") shall have been approved, in person or by proxy, by the stockholders of Company at the Stockholders Meeting, in accordance with applicable law, the rules of The New York Stock Exchange and the Certificate and By-Laws of Company.

          (j)  Company shall have transferred to the
Liquidating Property Trust the properties identified in the Amended Liquidating Property Trust Agreement, together with related Existing Insurance Company Indebtedness, and the closing shall have occurred under the Third Amended Agreement and the Liquidating Property Trust Amendment Documents (the "Property Transfer").

          (k) The Liquidating Property Trust shall have leased to Company the stores owned by the Liquidating Property Trust pursuant to leases that are satisfactory in form and substance to Parent and Holdings (the "Liquidating Property Trust Leases").

          (l) The Liquidating Property Trust shall have leased to Company the South Warehouse on terms that are satisfactory to Parent and Holdings (the "South Warehouse
Lease").

          4.2. Conditions of Company with Respect to the Funding and Closing. The obligation of Company to consummate the Transactions contemplated to occur at the Funding and the Closing are subject to the satisfaction (or waiver by Company) as of the Funding and the Closing of the following conditions (it is understood that the execution and delivery of this Agreement and the Funding shall occur at the same time):

          (a) The representations and warranties of Parent, Holdings, Grantor Trust and the Other Investors set forth in this Agreement and in the Ancillary Agreements qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Each of Parent, Holdings, Grantor Trust and the Other Investors shall have performed or complied in all material respects with all obligations and covenants required by this Agreement and the Ancillary Agreements to be performed or complied with by Parent, Holdings, Grantor Trust and the Other Investors by the time of the Funding and the Closing.

          (b) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the Transactions shall be in effect.

          (c) Each of Parent, Holdings, Grantor Trust and the Other Investors shall have executed and delivered to Company each Ancillary Funding Agreement to which it is a party. Each Ancillary Funding Agreement shall be in full force and effect, subject to the conditions contained herein or therein, and none of the Parent, Holdings, Grantor Trust or the Other Investors shall be in material default thereunder. The conditions contained in the Ancillary Funding Agreements shall have been satisfied or waived.

          (d) The waiting periods under the HSR Act shall have expired or been terminated and the consents, approvals, orders, authorizations, registrations, declarations and filings set forth on Schedule 5.1(d) (other than those within the control of Company) shall have been obtained or made.

          (e) The Board of Directors of the Company shall have received an opinion of Argosy to the effect that the Transactions contemplated hereby are fair from a financial point of view to the stockholders of the Company.

          The conditions set forth in subsections (f) through
(i) shall be applicable at Closing (but not at Funding).

          (f) The Proposals shall have been approved by the stockholders of Company at the Stockholders Meeting, in accordance with applicable law, the rules of the New York Stock Exchange and the Certificate and By-Laws of Company.

          (g)  The Property Transfer shall have occurred.

          (h) The Liquidating Property Trust Leases shall be in full force and effect.

          (i) The South Warehouse Lease shall be in full force and effect.

          4.3. Conditions of the Other Investors and Grantor Trust with Respect to the Funding and Closing. The obligation of the Other Investors, and Grantor Trust in the case of the Funding only, to consummate the Transactions contemplated to occur at the Funding and the Closing are subject to the satisfaction (or waiver by the Other Investors and Grantor Trust) as of the Funding and the Closing of the following conditions (it is understood that the execution and delivery of this Agreement and the Funding shall occur at the same time):

          (a) The representations and warranties of Parent, Holdings and Company set forth in this Agreement and in the Ancillary Agreements qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Funding and the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Each of Parent, Holdings and Company shall have performed or complied in all material respects with all obligations and covenants required by this Agreement and the Ancillary Agreements to be performed or complied with by Parent, Holdings, Investor and Company by the time of the Funding and the Closing.

          (b) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the Transactions shall be in effect.

          (c) Each of the Parent, Holdings and Company shall have executed and delivered to Grantor Trust and the Other Investors, as applicable, each Ancillary Funding Agreement. Each Ancillary Funding Agreement shall be in full force and effect, subject to the conditions contained herein and therein, and none of Parent, Holdings or Company shall be in material default thereunder. The conditions contained in the Ancillary Funding Agreements shall have been satisfied or waived.

          (d) The waiting periods under the HSR Act shall have expired or been terminated and the consents, approvals, orders, authorizations, registrations, declarations and filings set forth on Schedule 5.1(d) shall have been obtained or made.

          (e) The New Shares shall have been approved for quotation on the New York Stock Exchange.

          (f) The Board of Directors of the Company (i) shall have received an opinion of Argosy to the effect that the Transactions contemplated hereby are fair from a financial point of view to the stockholders of the Company and
(ii) shall have approved the Transactions and the Proposals.

          (g) The Proxy Statement shall have been filed, or be in a form ready to file, with the SEC.

          (h)  The form of the Liquidating Property Trust
Amendment Documents shall be satisfactory in form and substance to Investor1 and Investor2.

          The conditions set forth in subsections (i) through
(l) shall be applicable at Closing (but not at Funding).

          (i) The Proposals shall have been approved in person or by proxy, by the stockholders of Company at the Stockholders Meeting, in accordance with applicable law, the rules of the New York Stock Exchange and the Certificate and By-Laws of Company.

          (j)  The Property Transfer shall have occurred.

          (k) The Liquidating Property Trust Leases shall be in full force and effect.

          (l) The South Warehouse Lease shall be in full force and effect.


                           ARTICLE V

                Representations and Warranties

          5.1.  Representations and Warranties of Company.
Company represents and warrants to Parent, Holdings, Grantor
Trust and the Other Investors as follows:

          (a) Organization, Standing and Corporate Power. Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on Company. Company has delivered to Parent complete and correct copies of its Certificate of Incorporation and By-laws and the certificates of incorporation and by-laws or other constitutive documents of its Subsidiaries, in each case as amended to the date of this Agreement. Grantor Trust is a trust duly organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the Transactions. The Liquidating Property Trust is a trust duly organized and validly existing under the laws of the State of California and has all requisite power and authority to enter into the Liquidating Property Trust Documents and to carry out the Transactions contemplated thereby.

          (b) Subsidiaries. Schedule 5.1(b) lists each Subsidiary of Company. All the outstanding shares of capital stock of each Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable. Except as set forth in Schedule 5.1(b), the entire equity interest in each Subsidiary of Company is owned by Company, by another Subsidiary of Company or by Company and another such Subsidiary, free and clear of all Liens. Except as permitted under Section 6.3 of the New Loan Agreement, neither Company nor any of its Subsidiaries owns or holds, directly or indirectly, any capital stock or equity security of, or any equity interest in, any corporation of business other than Subsidiaries of Company.

          (c) Capital Structure; New Shares; Preferred Shares. The authorized capital stock of Company consists of 30,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. At the date hereof, (i) 22,429,275 shares of Common Stock and no shares of preferred stock of Company were issued and outstanding, (ii) 28,231 shares of Common Stock were held by Company in its treasury, (iii) there are no outstanding employee stock options to purchase shares of Common Stock ("Employee Stock Options") and no shares reserved for issuance pursuant to any Employee Stock Option (although 1,500,000 shares of Common Stock are authorized in connection with the relevant plans), and (iv) 750,000 shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants, all of which warrants are held by one or more Parties. Except as set forth above, at the date hereof, no shares of capital stock or other voting securities of Company were issued, reserved for issuance or outstanding and except as set forth on Schedule 5.1(c), there are not any phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of Company ("Stock Equivalents"). There are no outstanding stock appreciation rights ("SARs") with respect to Common Stock. Except for the approval of the Proposals as contemplated by Section 4.1(i), no further approval of the stockholders or the directors of Company or of any Governmental Entity will be required by Company for the issuance and sale of the New Shares and the Preferred Shares as contemplated by this Agreement. When issued and sold to Holdings or the Other Investors, as applicable, the New Shares and the Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable and will be free and clear of all claims, liens, encumbrances, security interests and charges of any nature (arising from actions of the Company) and are not subject to any preemptive right of any stockholder of Company. Other than this Agreement and the Ancillary Agreements, the New Shares and the Preferred Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding to which the Company is a party, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting or disposition of the New Shares or the Preferred Shares. All outstanding shares of capital stock of Company are, and all shares that may be issued pursuant to the Employee Stock Options and the other agreements and instruments listed above will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any outstanding bonds, debentures, notes or other indebtedness of Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Company may vote. Except as set forth above, as of the date of this Agreement, there are not any securities, options, warrants, calls, rights, convertible or exchangeable securities or commitments, agreements, arrangements or undertakings of any kind to which Company or any of its Subsidiaries is a party or by which any of them is bound obligating Company or any of its Subsidiaries to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of capital stock or other voting securities or Stock Equivalents of Company or of any of its Subsidiaries or obligating Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Company or any of its Subsidiaries. Except in agreements to which any Party is also a party, neither the Company nor any of its Subsidiaries has entered into any agreement to register its equity or debt securities under the Securities Act. Grantor Trust is the record and beneficial owner of $6,250,000 principal amount of New Borrower Notes, $6,000,000 principal amount of Existing Grantor Trust Indebtedness and all of the capital stock of SBP Holding Company and The Art Store Holding Company, to the best of Company's knowledge, is free and clear of all Liens.

          (d) Authority; Noncontravention. (i) Company, each Interim Borrower and Grantor Trust has the requisite corporate (or other) power and authority to enter into this Agreement and the Ancillary Agreements and, subject to the Proposals having been approved by the stockholders of Company at the Stockholders Meeting, to consummate the Transactions. The execution and delivery by the Company and each Interim Borrower of this Agreement and each Ancillary Agreement by Company, each Interim Borrower and Grantor Trust to which it is a party and the consummation by Company, each Interim Borrower and Grantor Trust of the Transactions have been duly authorized by all necessary corporate (or other) action on the part of Company, each Interim Borrower and Grantor Trust, subject, in the case of this Agreement, to adoption of this Agreement by the holders of a majority of the outstanding shares of Common Stock. This Agreement and the Ancillary Agreements to which it is a party have been duly executed and delivered by Company, each Interim Borrower and Grantor Trust and constitute valid and legally binding agreements of Company, each Interim Borrower and Grantor Trust enforceable against Company, each Interim Borrower and Grantor Trust in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (ii) The execution and delivery by Company and each Interim Borrower of this Agreement and the Ancillary Agreements did not, and the consummation of the Transactions and compliance with the provisions of this Agreement and the Ancillary Agreements without obtaining the consent of any third party will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss by Company or any of its Subsidiaries of a material benefit under, or the creation of any material additional benefit to any third party under, or result in the creation of any Lien upon any of the properties or assets of Company or any of its Subsidiaries under, (i) the Certificate of Incorporation or By-laws of Company or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Company or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate could not reasonably be expected to (x) have a material adverse effect on Company,
(y) impair the ability of Company and each Interim Borrower to perform its obligations under this Agreement or any Ancillary Agreement to which it is a party or (z) prevent the consummation of any of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any party to a Material Contract is required by or with respect to Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Ancillary Agreements or the consummation by Company of the Transactions, except for (i) the filing of a premerger notification and report form by Company under the HSR Act and any filings required pursuant to the statutes and regulations listed on Schedule 5.1(d), (ii) the filing with the SEC of (x) a proxy statement relating to the approval by Company's stockholders of the Share Issuances and the other Proposals (as amended or supplemented from time to time, the "Proxy Statement") and (y) such reports under Sections 12 and 13(a) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Agreements and the Transactions and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth on Schedule 5.1(d), which have been obtained prior to the date hereof.

          (e)  SEC Documents; Undisclosed Liabilities.
Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 31, 1993 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later Filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the
SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Company and its Subsidiaries as of the dates thereof and their consolidated statements of operations, stockholders equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed SEC Documents, neither Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Company and its Subsidiaries or in the notes thereto, other than liabilities and obligations incurred in the ordinary course of business consistent with prior practice and experience since October 31, 1994. Schedule 5.1(e) sets forth a balance sheet of The Art Store as of the balance sheet date indicated on such Schedule. Such balance sheet has not been prepared in accordance with generally accepted accounting principles, among other things the footnotes are omitted, but was rather prepared for internal management purposes. Nevertheless, such balance sheet makes reasonable disclosure of the financial condition of the subject company as of such balance sheet date. Since such balance sheet date, to the best knowledge of Company, there has been no material adverse change in The Art Store.

          (f) Proxy Statement. The Proxy Statement will not, at the date it is first mailed to Company's stockholders or at the time of the meeting of Company's stockholders held to vote on approval of the Proposals, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. No representation is made by Company with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by Parent, Holdings or the Other Investors for inclusion or incorporation by reference in the Proxy Statement.

          (g) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") or in Schedule 1.1, since January 31, 1994, Company has conducted its business only in the ordinary course, and there has not been (i) any material adverse change in Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Company's capital stock,
(iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than pursuant to the Stock Split), (iv) except as set forth on
Schedule 5.1(g) (x) any granting by Company or any of its Subsidiaries to any executive officer of Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect on January 31, 1994, (y) any granting by Company or any of its Subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect on January 31, 1994, or (z) any entry by Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer, (v) any damage, destruction or loss, whether or not covered by insurance, that has had or could reasonably be expected to have a material adverse effect on Company or (vi) any change in accounting methods, principles or practices by Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

          (h)  Title to Properties and Assets; Liens.

          (i) Except as contemplated by this Agreement and the Ancillary Agreements, Company and its Subsidiaries have good, sufficient and legal title to all the properties and assets reflected in the consolidated balance sheet as of October 31, 1994 included in Form 10-Q of Company except for assets acquired or disposed of in the ordinary course of business since the date of such consolidated balance sheet. All such properties are free and clear of Liens, except as permitted under Section 6.2 of the New Loan Agreement.

         (ii) Schedule 5.1(h) hereto correctly sets forth the following information with respect to each Mortgaged Property:
(a) store number (if applicable) and (b) street address. Each Subsidiary has good and marketable fee title to each Mortgaged Property identified in Schedule 5.1(h) as being owned by such Subsidiary and each Mortgaged Property is free and clear of Liens, except as permitted under Section 6.2 of the New Loan Agreement.

        (iii) Company has previously furnished to Parent true, correct and complete copies of all ground leases, space leases, subleases, easement agreements, reciprocal easement agreements, two-party supplemental agreements, option agreements, license agreements, and other agreements, instruments, and documents (whether or not recorded) that encumber, or otherwise affect in any material respect, its fee interest in or to any Mortgaged Property or any portion thereof.

         (iv) No condemnation proceeding involving any Mortgaged Property or portion of any thereof or parking facility used in connection therewith has commenced or, to the knowledge of any Subsidiary or Company, is contemplated by any governmental authority.

          (v) The operation of the Company, its Subsidiaries, the Grantor Trust Subsidiaries and each Mortgaged Property does not involve a violation of (i) any statutes, laws, regulations, rules, ordinances, or orders of any kind whatsoever (including, without limitation, zoning and building laws, ordinances, codes, or approvals and environmental protection orders, laws or regulations) other than violations that would not result in any material change in the business, operations, properties, assets or condition (financial or otherwise) of any Subsidiary, Grantor Trust Subsidiary or Company and would not materially adversely affect such Mortgaged Property or the ability of Company or any of its Subsidiaries or the Grantor Trust to perform their respective Obligations or consummate the Transactions, (ii) any building permits, restrictions of record, or any agreement affecting any such Mortgaged Property or portion thereof other than violations that would not result in any material change in the business, operations, properties, assets or condition (financial or otherwise) of any Subsidiary, Grantor Trust Subsidiary or Company and would not materially adversely affect such Mortgaged Property or the ability of Company or any of its Subsidiaries or the Grantor Trust to perform their respective Obligations or consummate the Transactions.

         (vi) Each Mortgaged Property has adequate water, gas, telephone, electrical supply, storm and sanitary sewage facilities, and means of access to and from public highways, and has fire and police protection to the fullest extent available in the jurisdiction in which such Mortgaged Property is located.

        (vii) Except as disclosed in writing to Parent on
Schedule 5.1(h), (x) the operations of Company and each of its Subsidiaries and the Grantor Trust Subsidiaries comply with all applicable environmental, health, and safety statutes and regulations except to the extent that noncompliance would not result in any material change in the business, operations, properties, assets, or condition (financial or otherwise) of any Subsidiary, Grantor Trust Subsidiary or Company, and that would not materially adversely affect any Mortgaged Property or the ability of Company or any of its Subsidiaries to perform their respective Obligations or consummate the Transactions; (y) none of the Mortgaged Properties or the operations to the Company or any of its Subsidiaries or the Grantor Trust Subsidiaries is the subject of any private claims or any federal or state investigation evaluating whether any remedial action is needed in response to a release of any hazardous waste (as such term is defined in any applicable state or federal or environmental law or regulations) or other hazardous material into the environment except to the extent that such claims or remedial action would not result in any material change in the business, operations, properties, assets, or condition (financial or otherwise) of any Subsidiary, Grantor Trust Subsidiary or the Company and that would not materially adversely affect any Mortgaged Property or the ability of Company or any of its Subsidiaries to perform their respective Obligations or consummate the Transactions; and (z) neither Company nor any of its Subsidiaries nor any Grantor Trust Subsidiary has any material contingent liability in connection with any release of any hazardous waste or hazardous material into the environment including, without limitation, any contingent liability arising in connection with a failure, or alleged failure, to comply with the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. SS 9601, et seq.), or the Federal Resource Conservation and Recovery Act, as amended (42 U.S.C. SS 6901 et seq.), except for such contingent liabilities that would not result in a material change in the business, operations, properties, assets, or condition (financial or otherwise) of any Subsidiary, Grantor Trust Subsidiary or Company and that would not materially adversely affect any Mortgaged Property or the ability of Company or any of its Subsidiaries to perform their respective Obligations or consummate the Transactions.

          (i) Litigation; Adverse Facts. There is no action, suit, proceeding or arbitration (whether or not purportedly on behalf of Company or any of its Subsidiaries or the Liquidating Property Trust or the Grantor Trust Subsidiaries at law or in equity or before or by any federal, state, municipal or other government department, commission, board, bureau, agency, or instrumentality, domestic or foreign) pending (except as otherwise disclosed on Schedule 5.1(i) hereto) or, to the knowledge of Company or any Subsidiary, threatened against or affecting Company or any of its Subsidi-aries or the Liquidating Property Trust or the Grantor Trust Subsidiaries or any of Company's or such Subsidiary's or the Liquidating Property Trust's or the Grantor Trust Subsidiaries' properties not provided for in the Plan that would (i) result in any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or the Grantor Trust, (ii) materially adversely affect any Mortgaged Property, (iii) impair the ability of Company or Grantor Trust to perform its obligations under this Agreement or any Ancillary Agreement or
(iv) prevent the consummation of any of the Transactions, and there is no basis known to Company for any such action, suit or proceeding. Neither Company nor any of its Subsidiaries nor the Liquidating Property Trust nor the Grantor Trust Subsidiaries is (i) in violation of any applicable law that materially adversely affects or may materially adversely affect any Mortgaged Property, the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or the Grantor Trust, or the ability of Company, the Grantor Trust or any of its Subsidiaries to perform their respective Obligations or consummate the Transactions, or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, that would have a material adverse affect any Mortgaged Property, the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or the Grantor Trust, or the ability of Company or any of its Subsidiaries or the Grantor Trust to perform their respective Obligations or consummate the Transactions. There is no action, suit, proceeding, or investigation pending or, to the knowledge of Company, the Grantor Trust or any Subsidiary, threatened against or affecting Company or any of its Subsidiaries or the Liquidating Property Trust or the Grantor Trust Subsidiaries that questions the validity or enforceability of this Agreement or any of the Ancillary Agreements or challenges the Transactions.

          (j)  Absence of Changes in Benefit Plans.

          (i) Company and each of its ERISA Affiliates is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Pension Plans and Multiemployer Plans, except to the extent that all such noncompliances would result in the loss of the deductibility of contributions to any Pension Plan or Multiemployer Plan, or would result in the incurrence by Company and its ERISA Affiliates of any civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of Internal Revenue Code in an aggregate amount not in excess of $100,000.

         (ii) Except for the termination of Company's LESOP and PAYSOP, as defined and described in the Plan and the contemplated "freezing" of Company's three Pension Plans by ceasing the accrual of benefits under such Pension Plans, no event or condition which presents a material risk of plan termination or any other event that may cause the Company or any ERISA Affiliate to incur liability or have a lien imposed on its assets under title IV of ERISA has occurred or is reasonably expected to occur with respect to any Pension Plan; and none of the events described above might result in the imposition of any lien or incurrence by Company or any of its ERISA Affiliates of any liability under any Pension Plan or to the Pension Benefit Guaranty Corporation (or any successor thereto) or any other party under Sections 4062, 4063, and 4064 of ERISA or any other law in excess of $100,000.

        (iii) Vested liabilities (as defined in Section 3(25) of ERISA) under all Pension Plans (with assets less than vested liabilities only) do not exceed the assets thereunder by more than $100,000.

         (iv) Neither Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan in excess of $100,000.

          (k)  Payment of Taxes.  Except as set forth in
Schedule 5.1(k), as of the date of this agreement and on the Closing Date, (i) all Tax Returns that are required to be filed by or with respect to the Company and each of its Subsidiaries have been duly filed, (ii) all Taxes due with respect to the periods covered by the Tax Returns referred to in clause (i) have been timely paid, (iii) no adjustments or deficiencies relating to the Tax Returns referred to in clause (i) have been proposed, asserted or assessed by the Internal Revenue Service or the appropriate state, local or foreign taxing authority, (iv) no extension of time with respect to any date on which a Tax Return was or is to be filed by the Company or any Subsidiary is in force, and there are no pending or threatened actions or proceedings for the assessment or collection of Taxes against the Company or any of its Subsidiaries, (v) each adjustment, deficiency, action or proceeding set forth in Schedule 5.1(k) is being contested or handled in good faith, (vi) there are no outstanding waivers or agreements extending the applicable statute of limitations for any period with respect to any Taxes of the Company or any of its Subsidiaries, (vii) the Company and the Subsidiaries income Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign tax authority, (viii) no closing agreement pursuant to
Section 7121 of the Internal Revenue Code, or similar provision of any state, local, or foreign law, has been entered into by or with respect to the Company or any of its Subsidiaries, (ix) there are no tax sharing agreements or similar contracts or arrangements to which the Company or any of its Subsidiaries is a party, (x) the Company or any of its Subsidiaries has not been a member of an affiliated group (within the meaning of Section 1504 of the Internal Revenue Code) filing a consolidated federal income Tax Return, other than a group the common parent of which is the Company,
(xi) no powers of attorney with respect to Taxes granted by the Company or any of its Subsidiaries are in effect, (xii) no claim has ever been made by an authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction, (xiii) no audit of any Tax Return filed by the Company or any Subsidiary is in progress, and neither the Company nor any Subsidiary has been notified by any tax authority that any such audit is contemplated or pending, and (xiv) there are no security interests on any of the assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Taxes.

          (l)  Officers.  Except as set forth on
Schedule 5.1(g), there are no severance or other payment obligations triggered as a result of the Transactions. No action, suit, proceeding or arbitration relating to any officer of the Company is pending or threatened against the Company.

          (m) No Excess Parachute Payments. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the Transactions by any employee, officer or director of Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Internal Revenue Code). Set forth in Schedule 5.1(m) is (i) the maximum amount that could be paid to each such disqualified individual as a result of the Transactions under all employment, severance and termination agreements, other compensation arrangements and Benefit Plans currently in effect and (ii) the "base amount" (as such term is defined in Section 280G(b)(3) of the Internal Revenue Code) for each such disqualified individual calculated as of the date of this Agreement.

          (n) Voting Requirements. The affirmative vote of a majority of the Company's issued and outstanding stock with respect to the Proposals is the only vote of the holders of any class or series of Company's capital stock necessary to approve this Agreement, the Ancillary Agreements and the Transactions. This Agreement and the

Ancillary Agreements and the Transactions have been approved by a vote of the directors as required by Company's
Certificate of Incorporation and By-laws.

          (o)  State Takeover Statutes.  The Board of
Directors has approved this Agreement and the Ancillary Agreements, and such approval is sufficient to render inapplicable to this Agreement, the Ancillary Agreements and the Transactions the provisions of Section 203 of the DGCL. To the best of Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, any Ancillary Agreement or any of the Transactions.

          (p)  Brokers.  No broker, investment banker,
financial advisor or other person, other than Libra Investments, Inc., Pinnacle Partners and Argosy, the fees and expenses of which will be paid by Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Company. A complete and correct copy of Company's engagement letters with Libra Investments, Inc., Pinnacle Partners and Argosy has been delivered to Parent prior to the execution of this Agreement. Company has not, and will not, increase any such fees and expenses prior to Closing.

          (q) Material Contracts. All contracts, leases and other agreements to which Company or any of its Subsidiaries is a party and that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Company and its Subsidiaries, taken as a whole (the "Material Contracts") have been filed as exhibits to the SEC Documents or are listed on
Schedule 5.1(q). Except as disclosed in Schedule 5.1(q), each Material Contract is in full force and effect; Company and its Subsidiaries have performed in all material respects all the obligations required to be performed thereby under each Material Contract; neither Company nor any of its Subsidiaries has received any written assertion of default under any Material Contract; neither Company nor any of its Subsidiaries expects any termination or material change to, or receipt of a proposal with respect to, any of the Material Contracts as a result of the Transactions; and neither Company nor any of its Subsidiaries has knowledge of any material breach or anticipated material breach by any other party to any Material Contract. Company has filed as an exhibit to an SEC Document or has furnished Parent with true, complete and unredacted copies of each Material Contract, together with all amendments, waivers or other changes thereto. Company does not have any Material Contract or any other contract or agreement with the United States Department of Energy, the United States Department of Defense or any of the armed forces of the United States.

          (r) Governmental Regulation. Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940 or to any federal or state statute or regulation, limiting its ability to (i) issue the New Shares or the Preferred Shares, (ii) incur Indebtedness for money borrowed,
(iii) to create Liens on any of its properties to secure such Indebtedness or (iv) otherwise to consummate the Transactions. SBP Transportation Co., Inc., a California corporation, is subject to the Interstate Commerce Act, but such act does not limit the actions described above.

          (s) Disclosure. No representation or warranty of Company or any Subsidiary contained in this Agreement or any Ancillary Agreement, or any other document, certificate, or written statement furnished to Parent, Holdings or the Other Investors by or on behalf of the Company or any Subsidiary for use in connection with the Transactions contains any untrue statement of a material fact or omits to state a material fact (known to Company or any Subsidiary in the case of any document not furnished by it) necessary in order the make the statements contained herein or therein not misleading. The term "material" in the preceding sentence shall be interpreted in accordance with Section 10(b) of the Exchange Act. There is no fact known to Company or any Subsidiary (other than matters of general economic nature) that materially adversely affects any Mortgaged Property, the business, operations, property, assets, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or the ability of Company or any Subsidiary to perform their respective obligations that have not been disclosed herein or in such other documents, certificates and statements furnished to Parent, Holdings, Grantor Trust and the Other Investors for use in connection with the Transactions.

          (t) Affiliates. Company hereby certifies to Fidelity Management Trust Company ("Fidelity") both in its individual capacity and its capacity as a fiduciary (as defined in Section 3(21)(A) of the Employee Retirement Income Security Act of 1974, as amended) of the Kodak Retirement Income Plan (the "Plan"), that, to the best of its knowledge, Company is not an affiliate (as defined in Section V(C) of the U.S Department of Labor Prohibited Class Exemption 84-14, 49 Fed. Reg. 9494 (March 13, 1984)

("PTCE 84-14")), and during the one-year period ending on the Closing Date was not such an affiliate, of any person identified on Schedule 5.1(t) hereto. Company hereby acknowledges and agrees that the foregoing certification will be relied upon by Fidelity in causing the Plan to enter into the Transactions contemplated by this Agreement.

          (u) Licenses. The Company and its Subsidiaries hold all material licenses, franchises, permits, consents, registrations, certificates and other approvals (including, without limitation, those relating to environmental matters, public and worker health and safety, buildings, highways or zoning) (individually, a "License" and collectively, "Licenses") required for the conduct of its business as now being conducted, and is operating in substantial compliance therewith, except where the failure to hold any such License or to operate in compliance therewith would not have a material adverse effect on the Company and its Subsidiaries.

          (v)  Private Offerings.  No form of general
solicitation or general advertising was used by the Company or any of its Subsidiaries or any of the Company's or such Subsidiary's representatives, or, to the knowledge of the Company, any other Person acting on behalf of the Company or any of its Subsidiaries, in connection with the offering of the securities being purchased under this Agreement or under any other document. Neither the Company, any of its Subsidiaries nor any person acting on the Company's or such Subsidiary's behalf has directly or indirectly offered the Interim Notes, New Shares or Preferred Shares, or any part thereof or any other similar securities or the securities being purchased under any other document, for sale to, or sold or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with any Person or Persons other than the Parties. Assuming the accuracy of the representations of the Parties as set forth in Sections 5.2 and 5.3, neither the Company, any of its Subsidiaries nor any person acting on the Company's or such Subsidiary's behalf has taken or will take any action which would subject the issue and sale of the securities being purchased under this Agreement to the provisions of Section 5 of the Securities Act.

          (w)  Foreign Assets Control Regulation, Etc.
Neither the issue and sale of the Interim Notes, the New Shares or the Preferred Shares by the Company nor its use of the proceeds thereof as contemplated by this Agreement will violate the Foreign Assets Control Regulations, the Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control

Regulations, the South African Transactions Control
Regulations, the Libyan Sanctions Regulations, the Soviet Gold
Coin Regulations, the Panamanian Transactions Regulations, the
Haitian Transactions Regulations or the Iraqi Sanctions
Regulations of the United States Treasury Department
(31 C.F.R., Subtitle B, Chapter V, as amended) or Executive
Orders 12722 and 12724 (Transactions with Iraq).

          (x) Federal Reserve Regulations and Other Matters. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use any of the proceeds from the sale of the Interim Notes for the purpose, whether immediate, incidental or ultimate, of buying any "margin stock," or of maintaining, reducing or retiring any indebtedness originally incurred to purchase any stock that is currently a "margin stock," or for any other purpose which might constitute the Transactions a "purpose credit," in each case within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. 207 and 221, as amended, respectively), or otherwise take or permit to be taken any action which would involve a violation of such Regulation G or Regulation U or of Regulations T or X of the Board of Governors of the Federal Reserve System (12 C.F.R. 220 and 224, as amended, respectively) or any other regulation of such Board. No indebtedness that may be maintained, reduced or retired with the proceeds from the sale of the Interim Notes was incurred for the purpose of purchasing or carrying any "margin stock" and neither the Company nor any of its Subsidiaries own any such "margin stock" or have any present intention of acquiring, directly or indirectly any such "margin stock."

          (y) Insurance. After the Funding Date, Company will provide to each Party, if so requested in writing, a list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors under which the Company or any of its Subsidiaries may derive any material benefit, the term and deductible for each such policy, the agency and company providing such insurance and the name of each person scheduled as having an interest therein as loss payee, pledgee or otherwise. There is no claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, reserved, denied or disputed by the underwriters of such policies or bonds or their agents where such question, reservation, denial or dispute, in each case, would have a material adverse effect on the Company and its Subsidiaries on a consolidated basis. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Subsidiaries are otherwise in full compliance with the terms and conditions of all such policies and bonds, except in each case where the failure would not have a material adverse effect on the Company and its subsidiaries on a consolidated basis. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) are and have been in full force and effect for at least the last year or since the inception of the Company or any of its Subsidiaries, as the case may be, and remain in full force and effect. Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting business similar to that presently conducted by the Company and its Subsidiaries. The Company knows of no threatened termination of any such policies or bonds that would be material to the Company and its Subsidiaries taken as a whole.

          (z) Intellectual Property. The Company and its Subsidiaries have ownership of, or license to use, all patent, copyright, trade secret, trademark, or other proprietary rights used or to be used in the business of the Company or any of its Subsidiaries and which are material to the Company and its Subsidiaries on a consolidated basis (collectively, "Intellectual Property"). There are no claims or demands of any other person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company or any of its Subsidiaries in respect thereof, except those that would not have a material adverse effect on the Company and its Subsidiaries on a consolidated basis. The Company and its Subsidiaries have the right to use all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or their business as presently conducted or contemplated and which are material to the Company and its Subsidiaries on a consolidated basis.

          (aa) Grantor Trust Subsidiaries. (i) The Art Store, a California corporation has good, sufficient and legal fee title to all the properties listed on Schedule 5.1(h) as being owned by The Art Store free and clear of Liens, except as disclosed on Schedule 5.1(h) or as permitted under
Section 6.2 of the New Loan Agreement.

          (ii) The Art Store has a good, sufficient and legal leasehold interest in all of the properties listed on Schedule 5.1(h) as being leased by The Art Store and such leasehold interest is free and clear of all Liens, except as disclosed on Schedule 5.1(h).

          (iii) Schedule 5.1(aa) sets forth the following information with respect to each of the Grantor Trust Subsidiaries as of the most recent practicable date through the Funding: (A) the basis of the Grantor Trust Subsidiary in its assets; (B) the basis of The Art Store Holding Company in the Stock of The Art Store; and (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to such Grantor Trust Subsidiary.

          (iv) As of the Funding, the adjusted basis of The Art Store Holding Company in the stock of The Art Store will be at least $7,000,000; the excess of the adjusted basis of The Art Store in its assets over its liabilities will be at least $7,000,000; and the excess of the adjusted basis of SBP Properties Holding Company in its assets over its liabilities will be at least $1,500,000.

          (v) Except as disclosed on Schedule 5.1(aa), none of the Grantor Trust Subsidiaries has any liability for the Taxes of any other Person (other than the Grantor Trust Subsidiaries and other than Taxes of the consolidated group, the common parent of which is Company) (A) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract or (D) otherwise.

          5.2.  Representations and Warranties of Parent and
Holdings. Each of Parent and Holdings represents and warrants to Company and the Other Investors as follows:

          (a) Authority. Each of Parent and Holdings has the requisite power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the Transactions.

          (b) Validity. This Agreement and the Ancillary Agreements have been duly authorized, executed and delivered by Parent and Holdings and constitute valid and legally binding agreements of Parent and Holdings enforceable against such Party in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c) Information Supplied. None of the information supplied or to be supplied by Parent or Holdings about Parent or Holdings in writing for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the meeting of the Company's stockholders held to vote on adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (d)  Brokers.  No broker, investment banker,
financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Holdings, except as described in Section 5.1(p), which would be or become the responsibility of any other Party.

          (e) Ownership of Company Securities. Neither Parent nor Holdings is the record or beneficial owner of any shares of Common Stock, principal amount of New Borrower Notes or Grantor Trust Notes, warrants to purchase shares of Common Stock or any other equity or debt securities of the Company, except as contemplated by this Agreement or the Ancillary Agreements.

          (f) Investment Intent. Holdings is purchasing or acquiring the New Shares and Preferred Shares for its own account for investment and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Holdings does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the New Shares or Preferred Shares. Holdings is aware that the certificates evidencing the New Shares and Preferred Shares shall bear substantially the following legend relating to restrictions on resale under the Securities Act:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
     SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE
     SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE,
     PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE THEREWITH."

          (g) Acquisition for Investment and Rule 144. Holdings has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment. Holdings understands that the New Shares and Preferred Shares will not be registered under the Securities Act in reliance on a specific exemption from the registration provision of the Securities Act which depends upon, among other things, the bona fide nature of Holdings' investment intent as expressed herein. Holdings acknowledges that the New Shares and Preferred Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Holdings has been advised or is aware of the provisions of Rule 144 and Rule 144A promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

          (h) Consents. All material consents, approvals, orders, authorizations of or registrations, declarations or filings in connection with the valid execution and delivery of this Agreement and the Ancillary Agreements by Parent and Holdings or the purchase of the New Shares and the Preferred Shares by Holdings have been obtained or made, or will be obtained or made prior to the Closing Date.

          5.3.  Representations and Warranties of the Other
Investors. Each of the Other Investors and Grantor Trust represents and warrants, with respect to such Person only, severally and jointly, to Company, Parent and Holdings as follows:

          (a) Authority. Investor1 has the requisite power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the Transactions. Investor2 has the requisite power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the Transactions. Each of Investor3, Investor4, Investor5 and Investor6 is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has the requisite power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the Transactions.

          (b) Validity. This Agreement and the Ancillary Agreements have been duly authorized, executed and delivered by such Person and constitute valid and legally binding agreements of such Person enforceable against such Party in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c) Information Supplied. None of the information supplied or to be supplied by such Person about such Person in writing for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (d)  Brokers.  No broker, investment banker,
financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of such Person, except as set forth in Section 5.1(p), which would be or become the responsibility of any other Party.

          (e) Ownership of Company Securities. Investor1 is the beneficial owner of 7,630,307 shares of Common Stock and warrants to purchase 394,547 shares of Common Stock. Investor2 is the beneficial owner of 1,433,413 shares of Common Stock and warrants to purchase 74,203 shares of Common Stock. Investor3 is the beneficial owner of no shares of Common Stock, $937,500 principal amount of New Borrower Notes and warrants to purchase 70,312 shares of Common Stock. Investor4 is the beneficial owner of 2,139,940 shares of Common Stock, $937,500 principal amount of New Borrower Notes and warrants to purchase 70,312 shares of Common Stock. Investor5 is the beneficial owner of 1,305,700 shares of Common Stock, $937,500 principal amount of New Borrower Notes and warrants to purchase 70,312 shares of Common Stock. Investor6 is the beneficial owner of no shares of Common Stock, $937,500 principal amount of New Borrower Notes and warrants to purchase 70,312 shares of Common Stock. Except for such ownership, as of the date of this Agreement, such Person does not beneficially own any shares of Common Stock, principal amount of Existing Grantor Trust Indebtedness, Borrower Notes or New Borrower Notes, warrants to purchase shares of Common Stock or any other equity or debt securities of Company, except as contemplated by this Agreement, the Ancillary Agreements or the Existing Loan Agreement.

          (f) Investment Intent. Such Person is purchasing or acquiring the New Shares and the Preferred Shares for its own account for investment and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act, provided that disposition of such Person's property shall at all times be within its control. Such Person does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the New Shares or Preferred Shares. Such Person is aware that the certificates representing the New Shares and the Preferred Shares will bear such legends relating to restrictions on resale under the Securities Act as provided in Section 5.2(f).

          (g) Acquisition for Investment and Rule 144. Such Person has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed Investment. Such Person understands that the New Shares and the Preferred Shares will not be registered under the Securities Act in reliance on a specific exemption from the registration provision of the Securities Act which depends upon, among other things, the bona fide nature of such Person's investment intent as expressed herein. Such Person acknowledges that the New Shares and the Preferred Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Person has been advised or is aware of the provisions of Rule 144 and Rule 144A promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

          (h) Legal Investment; Consents. The purchase of the New Shares and the Preferred Shares by such Person hereunder is legally permitted in all material respects by all laws and regulations to which such Person is subject and all material consents, approvals, orders, authorizations of or registrations, declarations or filings in connection with the valid execution and delivery of this Agreement and the Ancillary Agreements by such Person or the purchase of the New Shares and the Preferred Shares by such Person have been obtained or made, or will be obtained or made prior to the Closing Date.


                          ARTICLE VI

           Covenants Relating to Conduct of Business
                          of Company

          6.1. Conduct of Business. (a) Conduct of Business by Company. Except as otherwise contemplated by this Agreement and the Ancillary Agreements, during the period from the date of this Agreement to the earlier of (x) the Closing and (y) the first day on which each of the five persons designated as Holding Directors on Schedule 2.1 of the Stockholders Agreement shall have become Directors of Company, Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use its best efforts to preserve intact their current business organizations, keep available the services of their current officers and other employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. By way of background, Schedule 1.1 sets forth the most recent financial information of Company. Without limiting the generality of the foregoing, without the prior written consent of Parent, during the period from the date of this Agreement to the Closing, Company shall not, and shall not permit any of its Subsidiaries to:

           (i) take any action in violation of the covenants contained in Company's loan agreements (except to the extent such covenants have already been violated and no waivers have been obtained);

          (ii) (x) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or
     (y) purchase, redeem or otherwise acquire any shares of capital stock of Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than in accordance with the Stock Split) or (z) declare, set aside or pay any dividend (whether in cash, capital stock or property);

         (iii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of Common Stock upon the exercise or conversion of Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms and (y) the issuance and sale of the New Shares and Preferred Shares in accordance with the terms hereof);

          (iv) amend its Certificate of Incorporation, By-Laws or other comparable charter or organizational documents
     (other than in accordance with the Amendments);

           (v) acquire or agree to acquire any assets in excess of $100,000;

          (vi) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets in excess of $10,000, or waive or release any rights, or compromise, release or assign any indebtedness owed to it or any claims held by it;

         (vii) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to Company or any direct or indirect wholly owned Subsidiary of Company or (z) incur any other debt, liability or obligation, direct or indirect, whether accrued, absolute, contingent or otherwise, other than current liabilities incurred in the ordinary course of business consistent with past practice;

        (viii) make or agree to make any new capital expendi-ture or expenditures which, individually or in the aggregate, are in excess of $10,000;

          (ix) pay, discharge or satisfy any claims, liabili-ties or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Company included in the Filed SEC Documents or incurred in the ordinary course of business consistent with past practice;

           (x) provide any discounts on sales of inventory other than discounts consistent with past practice;

          (xi) enter into, terminate or substantially amend or supplement any contract, lease or other agreement unless the same is done in the ordinary and usual course of business and the contract, lease or other agreement in question does not provide for any party thereto to make payment or deliver goods or services

     (or any combination thereof) aggregating more than $10,000 over the term thereof;

         (xii) increase in any manner the compensation or fringe benefits of any of its officers, directors or employees or pay or agree to pay any severance, pension, retirement allowance or other similar benefit not required by any previously existing plan or agreement to any such officers, directors or employees, or commit itself to any severance, pension, retirement or profit-sharing loan or agreement or employment agreement with or for the benefit of any officer, director, employee or other person;

        (xiii) permit any insurance policy (excluding, however, those policies for which no replacement is available at a cost comparable to that currently in effect) naming it as a beneficiary or a loss payable payee to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse replacement policies providing substantially the same coverage are in full force and effect;

         (xiv) change any accounting policy or procedure; or

          (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b) Other Actions. Except as required by law, regulation, or contemplated by this Agreement or the Ancillary Agreements, the Company, Parent, Holdings, the Grantor Trust and the Other Investors shall use all reasonable efforts not to, and shall use all reasonable efforts not to permit any of their respective Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such Party set forth in this Agreement or the Ancillary Agreements that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions set forth in Article IV not being satisfied.

          Company, Parent, Holdings and the Other Investors shall promptly notify the other Parties of any change or event causing, or that, insofar as can reasonably be foreseen, would cause, any of the conditions with respect to such Person set forth in Article IV not being satisfied.

                          ARTICLE VII

                     Additional Agreements

          7.1.  Preparation of the Proxy Statement;
Stockholders Meeting. (a) Company shall have prepared and given Parent, Holdings, Grantor Trust and the Other Investors a reasonable opportunity to comment on the Proxy Statement to be filed by Company with the Securities and Exchange Commission (the "Proxy Statement"). If the Proxy Statement has not been filed with the SEC, Company shall file with the SEC the Proxy Statement within 7 days after the date hereof. After giving Parent, Holdings, Grantor Trust and the Other Investors a reasonable opportunity to comment, Company shall file with the SEC any amendments or supplements to the Proxy Statement that may be necessary in response to SEC comments or otherwise. Company shall use reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable. Company shall provide to Parent, Holdings and the Other Investors promptly any comments or other correspondence it receives from the SEC staff with respect to the Proxy Statement.

          (b) Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of approving the Proposals and shall, through its Board of Directors, recommend to its stockholders approval of the Proposals. The obligations of Company pursuant to Section 7.1(a) and the first sentence of this Section 7.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Company of any takeover proposal by any third party.

          7.2. Access to Information; Confidentiality. Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to the officers, employees, accountants, counsel, financial advisors and other representatives of the Parent, reasonable access during normal business hours during the period prior to the Closing to all their respective properties, books, contracts, commitments, personnel and records and, during such period, Company shall, and shall cause each of its Subsidiaries to, furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other Party may reasonably request.

          7.3.  Reasonable Efforts; Notification; Consent.
(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties shall use all reasonable efforts (in the case of Investor1 and Investor2, within the context of its fiduciary obligations, if any, and applicable regulatory restrictions) to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, including those set forth on Schedule 5.1(d), to the extent necessary to consummate its obligations as part of the Transactions, (ii) the obtaining or granting of all necessary consents, approvals or waivers from third parties or Parties, including those set forth on Schedule 5.1(d), to the extent necessary to consummate its obligations as part of the Transactions, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, against it and challenging this Agreement or any of the Ancillary Agreements or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Ancillary Agreements, including the satisfaction of all conditions set forth in
Article IV and completion of the Funding and the Closing on a timely basis, provided that nothing in this Article VII shall be construed to require any Party to waive any right or condition to any obligation it may have pursuant to this Agreement or any Ancillary Agreement. In connection with and without limiting the foregoing, Company and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Ancillary Agreements or any future transactions between or among the Parties solely as a result of the Transactions and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement, any Ancillary Agreement or any contemplated by this Agreement or any Ancillary Agreement, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Ancillary Agreements and otherwise to minimize the effect of such statute or regulation on the Transactions.

          (b) Each Party shall give prompt notice to the other Parties of (i) any representation or warranty made by it contained in this Agreement or any Ancillary Agreement becoming untrue or inaccurate in any respect (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any Ancillary Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement or the Ancillary Agreements.

          (c) In order to induce each of the Parties to enter into the Transactions, and anything in the agreements with the Company to which such Party is a Party to the contrary notwithstanding, each Party hereby consents to the Transactions and, subject to satisfaction of the conditions to Funding or Closing, as applicable, hereby waives all defaults and events of default relating to any existing agreement between or among any of the Parties and which include Company, any of its Subsidiaries, any of the Grantor Trust Subsidiaries, Interim Borrowers or Grantor Trust as a Party or Parties thereto, that, to such Party's knowledge, occurred prior to and are continuing as of the date hereof; provided, that if Closing does not occur by December 31, 1995 or the Investment Agreement terminates prior to Closing, the Parties will have the right to rescind such waiver except with respect to actions and events that are taken in connection with the Transactions. All terms, conditions and provisions of such agreements are and shall remain in effect (except as otherwise contemplated by this Agreement and the Ancillary Agreements) and, except as set forth above, nothing herein shall operate as a consent to or waiver of any other or further matter or any other right, power or remedy of such Party under such agreements.

          7.4. Fees and Expenses. (a) Except as provided below or in the Existing Insurance Company Loan Agreement, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such fees or expenses, whether or not the sale of the New Shares or the Preferred Shares on the terms contemplated hereby is consummated. Company agrees to reimburse Investor1 and Investor2 for their reasonable out-of-pocket expenses in connection with this Agreement, the

Ancillary Agreements and the Transactions in an amount not to exceed $100,000.

          (b) If a direct or indirect acquisition of, or merger or other business combination with, Company or any substantial portion of Company's business or assets, or the sale or other disposition of a majority of the capital stock of Company (any of such transactions, a "Disposition") is consummated by Company with any person other than Parent after the date hereof, then upon the consummation of such Company shall pay to Parent in immediately available funds, an amount equal to Parent's and Holdings' out-of-pocket costs and expenses (including legal fees and expenses). This Section 7.4(b) shall not apply to any Disposition undertaken through an involuntary bankruptcy of Company.

          7.5. Public Announcements. Parent, Holdings, Grantor Trust, the Other Investors and Company shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process, regulatory authority or by obligations pursuant to any listing agreement with any national securities exchange.

          7.6. Stockholder Litigation. Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to the Transactions; provided, however, that no such settlement shall be agreed to without Parent's consent, which consent shall not be unreasonably withheld.

          7.7. Employment Arrangements. The Company shall not enter into any employment agreement or implement any severance arrangement with or with respect to any employee of the Company.

          7.8. Reporting Company. Company shall use its best efforts to remain a reporting company under the Exchange Act prior to and upon consummation of the Transactions contemplated by this Agreement and the Ancillary Agreements.

          7.9. NYSE Listing. Company shall use its best efforts to cause the outstanding shares of Common Stock and the New Shares to remain listed on the New York Stock Exchange prior to and upon consummation of the Transactions contemplated by this Agreement and the Ancillary Agreements.

         7.10.  Liquidating Property Trust Leases and Property
Transfer. Company shall use its best efforts to obtain from the Liquidating Property Trust the Liquidating Property Trust
Leases and cause the Property Transfer to occur.


         7.11. Agreement to Vote Shares. Each of the Parties agrees that during the term of this Agreement to vote such Party's shares of Common Stock, and to cause any holder of record of such shares to vote (a) in favor of the Proposals and the Transactions, (b) against any action or agreement that would compete with, impede, interfere with or attempt to discourage or inhibit the timely consummation of the Transactions, (c) except for the Transactions, against any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets or securities of Company or its Subsidiaries that would be inconsistent with the Transactions and (d) as to any matter related to the election or removal of directors, as directed by Holdings.


         7.12. No Voting Trusts. Each of the Parties agrees that they will not, nor will they permit any entity under their control to, deposit any of their shares of Common Stock in a voting trust or subject any of their shares of Common Stock to any arrangement with respect to the voting of such Shares other than agreements entered into with Holdings.


         7.13. No Proxy Solicitations. Each of the Parties agrees that such Party will not, nor will such Party permit any entity under such Party's control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the consummation of the Transactions or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or attempt to discourage or inhibit the timely consummation of the Transactions, (b) directly or indirectly encourage, initiate or cooperate in a stockholders' vote or action by consent of the Company's stockholders in opposition to or in competition with the consummation of the Transactions, or (c) become a member of a "group" (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Transactions.


         7.14. Transfer and Encumbrance. On or after the date hereof and during the term of this Agreement until the Closing, except pursuant to this Agreement and the Ancillary

Agreements, each of the Parties agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Party's shares of Common Stock or any Interim Notes, Existing Grantor Trust Indebtedness or New Borrower Notes, without the prior written consent of Company and Holdings and prior notice to the Other Parties, except that
(i) each of the Parties (other than Company) may make such a transfer to any Affiliate (other than Company) of such Party who agrees in writing to be bound by the terms of this Agreement and the Ancillary Agreements, but no such transfer shall relieve such Party of any of its obligations under this Agreement and the Ancillary Agreements (except that such relief will be granted in the case of Investor1 or Investor2 upon any transfer by them to a fund or account managed or advised by Fidelity Management and Research Co. or Fidelity Management Trust Co.). Company and Holdings will not unreasonably withhold such consent to limited transfers (for example up to 5% of each Party's holdings on a pro rata basis) so long as their material interests are not adversely affected thereby.


         7.15. Additional Purchases. Each of the Parties agrees that such Party will not purchase or otherwise acquire beneficial ownership of any shares of Common Stock after the execution of this Agreement, nor will any Party voluntarily acquire the right to vote or share in the voting of any shares of Common Stock, unless such Party agrees to deliver to Holdings immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as Exhibit C with respect to such new shares. Each of the Parties also severally agrees that any new shares acquired or purchased by him or her shall be subject to the terms of this Agreement to the same extent as if they constituted shares of Common Stock held by such Party as set forth in Article V hereof.


         7.16.  Covenants Relating to Post-Funding Tax
Matters.

          (a) Tax Sharing Agreements. Any Tax sharing agreement between the Company and any of the Grantor
     Trust Subsidiaries is terminated as of the Funding and will have no further effect for any taxable year, whether current, future or past.

          (b)  Tax Returns.  Company will include the
     income of the Grantor Trust Subsidiaries on the Company's consolidated income Tax Returns for all periods through the Funding and pay income Taxes attributable to such income. Grantor Trust
     Subsidiaries will pay income Taxes attributable to their income for all periods following the Funding. Upon reasonable request, Grantor Trust Subsidiaries and Company will provide tax information to each other for the purpose of preparing Tax Returns. Company will take no position that relates to Grantor Trust Subsidiaries on its consolidated income Tax Returns for periods through the Funding that is not in accordance with past practice, without the prior written consent of Investor1 and Investor2, which consent will not be unreasonably withheld. The Grantor Trust Subsidiaries will take no position that relates to Company on their Tax Returns for periods after the Funding that is not in accordance with past practice, without the prior written consent of Company, which consent will not be unreasonably withheld.

          (c)  Audits.  Company on the one hand and
     Investor1, Investor2 and Grantor Trust Subsidiaries on the other will each provide reasonable notice to the other party regarding audits of any Tax Returns, to the extent that such audits may affect the other party's liability for Taxes. Company and the Grantor Trust Subsidiaries will permit each other and their respective counsel to participate in any such audits. None of Company or the Grantor Trust
     Subsidiaries will settle any audit in a manner that would adversely affect the Tax liability of the other party, without the prior written consent of Investor1 and Investor2 or Company, respectively.

          (d) Sale of Stock. Company, Investor1, Investor2 and the Grantor Trust Subsidiaries shall, upon Company request, make a joint election under Section 338(h)(10) of the Internal Revenue Code and any corresponding elections under state and local tax laws (the "Election") with respect to the stock of each Grantor Trust Subsidiary, and as promptly as practicable following the Funding Date, cooperate with each other to take all actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required) to effect and preserve a timely Election in accordance with Section 338(h)(10) of the Internal Revenue Code and the Treasury Regulations thereunder or any successor provisions and the corresponding provisions of state and local tax laws. However, the agreement in this subsection (d) is made subject to the condition that the making of the Election will not have a material adverse effect on Investor1, Investor2 or their investment in the Grantor Trust Subsidiaries, as such material adverse effect is defined in a side letter between Investor1 and Investor2, on the one hand, and Holdings and the Company, on the other hand, which side letter such parties agree to negotiate in good faith.

          (e) Refunds. The Grantor Trust Subsidiaries will promptly pay to Company any net Tax refund (or net reduction in Tax liability ) with respect to Taxes for periods through the Funding when such refund is received or such reduction is realized, by the Grantor Trust Subsidiaries or any of their Affiliates. The Grantor Trust Subsidiaries will cooperate with Company, at Company's expense, in obtaining such refunds or reductions. Company will indemnify each of the Grantor Trust Subsidiaries for any Taxes resulting from the subsequent disallowance of any such refund or reduction.

          (f) Indemnifications by Company. Company agrees subsequent to the Funding to indemnify and hold the Grantor Trust Subsidiaries and their respective
     Subsidiaries and Affiliates and persons serving as officers, directors, partners or employees thereof
     (the "Grantor Trust Indemnified Parties") harmless from and against any liability of the Grantor Trust
     Indemnified Parties for Taxes (i) arising with respect to periods which end on or prior to the Funding Date or as a result of the Funding, or (ii) arising out of or based upon any breach of the representations and warranties contained in Sections
     5.1(k) or 5.1(aa), including without limitation any liability for Taxes of Company or any member of its consolidated group other than the Grantor Trust
     Subsidiaries (A) under Treasury Regulation Section
     1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor,
     (C) by contract or (D) otherwise. For purpose of this subsection and subsection (g) below, "Taxes" includes any related costs, fines, penalties, interest and expenses with respect thereto
     (including, without limitation, reasonable fees of counsel) of any kind and nature whatsoever (whether or not arising out of third-party claims and including any reasonable amounts paid in investigation, defense or settlement of the foregoing) which will be sustained or suffered by the Indemnified Parties.

          (g)  Indemnification by Grantor Trust
     Subsidiaries. The Grantor Trust Subsidiaries agree subsequent to the Funding to indemnify and hold
     Company and its Subsidiaries and Affiliates and persons serving as officers, directors, partners or employees thereof (the "Company Indemnified
     Parties") harmless from and against any liability of the Company Indemnified Parties for Taxes imposed with respect to the Grantor Trust Subsidiaries for periods, or portions thereof, beginning after the Funding Date (other than Taxes imposed as a result of the Funding). For purposes of this subsection
     "Taxes has the meaning set forth in subsection (f) above.

          (h)  Sole Remedy.  The indemnification provided in
     Section 7.16(e) and (f) above shall be the sole and exclusive remedy of the Grantor Trust Subsidiaries with respect to the matters set forth in Section 7.16(e) and (f). The indemnification provided in
     Section 7.16(g) above shall be the sole and exclusive remedy of the Company with respect to the matters set forth in Section 7.16(g).


         7.17. Environmental Indemnity, Etc. (a) Company agrees subsequent to the Funding to indemnify and hold Investor1, Investor2 and the Grantor Trust Subsidiaries ("Indemnitees") harmless from and against any losses, damages, liabilities or expenses (including reasonable expenses of counsel) that result from any breach of the representations and warranties of the Company contained in Section 5.1(h)(vii) to the extent, but only to the extent, that such breach relates to the Grantor Trust Subsidiaries, and subject to a maximum aggregate indemnification liability of Company under this provision of $2.5 million.

          (b) Promptly after becoming aware of or receiving notice of any such breach, each Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from Company under this Agreement, notify Company in writing and specify with reasonable particularity the circumstances thereof. The right to indemnification shall terminate as to any matter for which such notice has not been given within two years from the date hereof. In addition, Indemnitee shall give Company such information and cooperation as it may reasonable require and as shall be within Indemnitee's power. Any delay in such notification, if within such two year period, will not relieve Company from any such liability unless the delay in notice materially prejudiced Company. This right of indemnification is not transferrable.

          (c)  If the Indemnitee is entitled to
indemnification on some claims, issues or matters, but not on others, involved in a legal or administrative proceeding, the Company shall indemnify the Indemnitee against an appropriate proportion of the overall losses, damages, liabilities or expenses (and no more), based on the matters for which the Indemnitee is entitled to be indemnified hereunder in relation to any other matters involved therein.

          (d)  The expenses incurred by Indemnitee in
investigating, defending, or appealing any legal or administrative proceeding covered by this indemnity shall be paid by Company in advance, with the understanding and agreement hereby made by Indemnitee, or made by its acceptance of any such advancement, that in the event it shall ultimately be determined that Indemnitee was not entitled to be indemnified, or was not entitled to be fully indemnified, that the Indemnitee shall repay to Company such amount, or the appropriate portion thereof, so paid or advanced.

          (e) Company shall be entitled to assume the defense of any legal or administrative proceeding for which indemnification is owing under this Section 7.17. Company will not be liable for any settlement effected without its prior written consent, which will not be unreasonably withheld.


                         ARTICLE VIII

               Termination, Amendment and Waiver

          8.1.  Termination.   (a)  Anything  contained herein
to the contrary notwithstanding, this Agreement may be terminated and the Transactions contemplated hereby abandoned at any time prior to the Closing Date:

           (i) by mutual written consent of Parent, Holdings, the Other Investors and the Company;

          (ii) by Parent and Holdings if any of the conditions set forth in Section 4.1 shall have become incapable of fulfillment, and shall not have been waived by Parent and Holdings;

         (iii) by Company if any of the conditions set forth in Section 4.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

          (iv) by the Other Investors if any of the conditions set forth in Section 4.3 shall have become incapable of fulfillment, and shall not have been waived by the Other
     Investors; or

           (v) by any Party if Closing shall not have occurred on or prior to December 31, 1995;

provided, however, that the Party seeking termination pursuant to clause (ii), (iii) or (iv) is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

          (b)  In the event of termination pursuant to this
Section 8.1, written notice thereof shall forthwith be given to the other Parties and the Transactions shall be terminated, without further action by any Party.

          8.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, the Parties shall no longer have any further liabilities or obligations under this Agreement, except under Section 7.4,
Section 7.5 (which shall terminate one year from the termination of this Agreement), this Section 8.2 and
Article IX and except to the extent that such termination results from the wilful and material breach by a Party of any of its representations, warranties, covenants or agreements set forth in this Agreement or any of the Ancillary Agreements. Upon such termination the warrants held by the Parties that were cancelled pursuant to Section 2.3(c) shall be reissued and a proportionate amount of warrants shall be issued to Holdings based on the amount of Interim Notes, New Borrower Notes and Existing Grantor Trust Indebtedness then outstanding.

          8.3. Amendment. This Agreement may be amended by the Parties at any time before or after any required approval of matters presented in connection with this Agreement by the stockholders of the Company; provided, however, that, after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          8.4. Extension; Waiver. At any time prior to the Closing, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representa-tions and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          8.5.  Procedure for Termination, Amendment,
Extension or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to
Section 8.3 or an extension or waiver pursuant to Section 8.4 shall, in order to be effective, require in the case of Parent, Holdings, Grantor Trust or the Other Investors, action by its board of directors, trustees or authorized officers or the duly authorized designee of its board of directors, trustees or authorized officers or, in the case of the Company, action by a majority of its entire Board of Directors.


                          ARTICLE IX

                      General Provisions

          9.1.  Survival of Warranties and Certain Agreements.
(a) All agreements, representations, and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the Transactions.

          (b) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the parties set forth in Sections 7.4 shall survive the consummation of the Transactions and the termination of this Agreement.

          9.2. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile transmission, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

    (i)   If to Parent or Holdings, to:

          Corimon, S.A.C.A.
          Calle Hans Neumann
          Edificio Corimon
          Los Cortijos de Lourdes
          Apartado 3654
          Caracas 1010-A, Venezuela
          Attention:  Arthur W. Broslat
          Facsimile:  (582) 203-5757

          with a copy to:

          Sullivan & Cromwell
          444 South Flower Street
          Los Angeles, California  90071
          Attention:  Frank H. Golay, Jr.
          Facsimile:  (213) 683-0457

   (ii)   If to Grantor Trust, to:

          Standard Brands Paint Collateral Trust
          c/o Karl Savryn, Trustee
          Dornbush, Mensch, Mandelstam & Schaeffer
          74 Third Avenue, 11th Floor
          New York, New York  10017
          Facsimile:  (212) 753-7673

  (iii)   If to Investor1, to:

          Fidelity Capital & Income Fund
          c/o Fidelity Management and Research Co.
          82 Devonshire Street - F7E and F7D
          Boston, Massachusetts  02109
          Attention:  Portfolio Manager and
                      Robert M. Gervis, Esq.
          Facsimile:  (617) 476-3316 and 476-7774

          If to Investor2, to:

          Kodak Retirement Income Plan Trust Fund
          c/o Fidelity Management Trust Company
          82 Devonshire Street - F7E and F7D
          Boston, Massachusetts  02109
          Attention:  Portfolio Manager and
                      Robert M. Gervis, Esq.
          Facsimile:  (617) 476-3316 and 476-7774
          with a copy to:

          Goodwin Procter & Hoar
          Exchange Place
          53 State Street
          Boston, Massachusetts  02109
          Attention:  Laura Hodges Taylor
          Facsimile:  (617) 523-1231

   (iv)   If to Investor3, to:

          Transamerica Life Insurance and Annuity Co.
          c/o Transamerica Realty Services, Inc.
          1150 South Olive Street, Suite 2200
          Los Angeles, CA  90015
          Attention:  Lyman Lokken
          Facsimile:  (213) 741-6917

    (v)   If to Investor4, to:

          Transamerica Occidental Insurance Co.
          c/o Transamerica Realty Services, Inc.
          1150 South Olive Street, Suite 2200
          Los Angeles, CA  90015
          Attention:  Lyman Lokken
          Facsimile:  (213)  741-6917

   (vi)   If to Investor5, to:

          Sun Life Insurance Co.
          1 Sun America Center
          Century City, CA  90067
          Attention:  Robert Sydow
          Facsimile:  (310) 772-6150

  (vii)   If to Investor6, to:

          Anchor National Life Insurance Co.
          1 Sun America Center
          Century City, CA  90067
          Attention:  Robert Sydow
          Facsimile:  (310) 772-6150

 (viii)   If to the Company, to:

          Standard Brands Paint Company
          4300 West 190th Street
          Torrance, CA  90509-2956
          Attention:  Ronald I. Scharman
          Facsimile:  (310) 371-8770

          9.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

          9.4.  Entire Agreement; No Third-Party
Beneficiaries. This Agreement and the Ancillary Agreements, and the other agreements and instruments referred to herein and therein, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and the Ancillary Agreements and (b) are not intended to confer upon any person other than the parties and their permitted successors and assigns any rights or remedies.

          9.5. Assignment. None of the Parties shall assign this Agreement or any of its rights, interests or obligations hereunder, in whole or in part (including by operation of law in connection with a merger, or sale of substantially all the assets, of Company, Parent, Holdings, the Other Investors or otherwise), without the prior written consent of the other Parties, except that each of the Parties (other than Company) may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any Affiliate (other than Company) of such Party who agrees in writing to be bound by the terms of this Agreement and the Ancillary Agreements, but no such assignment shall relieve such Party of any of its obligations under this Agreement and except that each of Investor1, Investor2 and the Grantor Trust Subsidiaries may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement as they relate to Sections 5.1(k), 5.1(aa) and 7.16, but no such assignment shall relieve any of Investor1, Investor2 or the Grantor Trust Subsidiaries of any of their obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Any attempted assignment in violation of this
Section 9.5 shall be void.

          9.6. Severability. If any term or provision of this Agreement or the application thereof to any party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

          9.7.  GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE
GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS
THEREOF.

          9.8.  Enforcement.  The Parties agree that
irreparable damage would occur in the event that any of the provisions of this Agreement or any of the Ancillary Agreements were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and the Ancillary Agreements and to enforce specifically the terms and provisions of this Agreement and the Ancillary Agreements in any Federal or state court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court located in the State of New York in the event any dispute arises out of this Agreement, any of the Ancillary Agreements or any of the Transactions, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement, any of the Ancillary Agreements or any of the Transactions in any court other than a Federal or state court sitting in the State of New York. The Parties agree to accept service of process in connection with any such action or proceeding in any manner permitted for a notice hereunder.

          However, anything in this Agreement to the contrary notwithstanding, in the case of any legal proceeding specifically relating to one of the Ancillary Agreements, which itself contains specific choice of law, forum selection or jurisdiction provisions, which is or would be inconsistent with this Section 9.8, then in such case the provisions contained in such Ancillary Agreement shall control, and this
Section 9.8 shall not be applicable thereto.

                     INVESTMENT AGREEMENT


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         STANDARD BRANDS PAINT COMPANY


                         By /s/ Howard Schwartz
                            Name:  Howard Schwartz
                            Title:


                         CORIMON, S.A.C.A.


                         By /s/ Arthur W. Broslat
                            Name: Arthur W. Broslat
                            Title:


                         CORIMON CORPORATION



                          By /s/ Arthur W. Broslat
                            Name:  Arthur W. Broslat
                            Title:


                         TRANSAMERICA LIFE INSURANCE AND
                         ANNUITY CO.


                         By /s/ Lyman K. Lokken
                            Name:  Lyman K. Lokken
                            Title:


                         TRANSAMERICA OCCIDENTAL LIFE
                         INSURANCE COMPANY


                         By /s/ Lyman K. Lokken
                            Name:  Lyman K. Lokken
                            Title:

                         SUN LIFE INSURANCE COMPANY OF AMERICA


                         By /s/ Robert E. Sydow
                            Name:  Robert E. Sydow
                            Title:


                         ANCHOR NATIONAL LIFE INSURANCE
                         COMPANY


                         By /s/ Robert E. Sydow
                            Name:  Robert E. Sydow
                            Title:


                         STANDARD BRANDS PAINT COLLATERAL
                         TRUST


                         By /s/ Karl Savryn
                            Name:  Karl Savryn
                            Title:

                         KODAK RETIREMENT INCOME PLAN TRUST
                         FUND


                         By /s/ David Breazzano
                            Name:  David Breazzano
                            Title:


                         FIDELITY CAPITAL & INCOME FUND


                         By /s/ David Breazzano
                            Name:  David Breazzano
                            Title:

Investor1 is a portfolio of a Massachusetts business trust. A copy of Investor1's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. Each of the Parties acknowledges and agrees that this agreement is not executed on behalf of or binding upon any of the trustees, officers, directors or shareholders of Investor1 or Investor2 individually, but is binding only upon the assets and property of Investor1 and Investor2. With respect to all obligations of Investor1 arising out of this Agreement, each of the Parties shall look for payment or satisfaction of any claim solely to the assets and property of Investor1 and Investor2. Each of the Parties are expressly put on notice that the rights and obligations of each series of shares of each of Investor1 and Investor2 under its Declaration of Trust are separate and distinct from those of any and all other series.

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

                         SCHEDULE 3.2

                         DEBT EXCHANGE


                            New            Preferred
       Name                Shares            Shares

     Holdings            15,972,332           190,288

     Investor1            1,216,595           851,616

     Investor2              228,807           160,165

     Investor3              131,422            91,995

     Investor4              131,422            91,995

     Investor5              131,422            91,995

     Investor6              131,422            91,995
                         ----------         ---------
                         17,943,422         1,570,049

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


                        SCHEDULE 5.1(t)


     Kodak Retirement Income Plan or the Committee established thereunder.

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


               EXHIBIT A TO INVESTMENT AGREEMENT

                         AMENDMENT TO
                 CERTIFICATE OF INCORPORATION

                              OF

                 STANDARD BRANDS PAINT COMPANY


          The first paragraph of Article IV of the Certificate of Incorporation of Standard Brands Paint Company is amended such that said paragraph shall read as follows:

          "The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is one hundred five million (105,000,000) shares, consisting of one hundred million (100,000,000) shares of common stock having $.01 par per share ("Common Stock") and five million (5,000,000) shares of preferred stock having $.01 par value per share ("Preferred Stock").
     Upon the amendment of this Article IV effected by this Amendment, each 10 outstanding shares of Common Stock will be converted into 1 share of Common Stock, provided that no fractional shares may be issued pursuant to such change. The Corporation may, at its option, pay cash for any fractional shares or round such fractional shares up to the nearest whole number of shares."

               EXHIBIT C TO INVESTMENT AGREEMENT

                         FORM OF PROXY


          The undersigned, for consideration received, hereby appoints Arthur W. Broslat and Roland F. Breault and each of them as proxies (the "Proxy Holders"), with power of substitution and resubstitution, to vote all shares of Common Stock, par value $.01 per share, of Standard Brands Paint Company, a Delaware corporation ("Company"), owned by the undersigned (i) at the special meeting (the "Special Meeting") of Stockholders of Company to be held to act on the Proposals and the Transactions and at any adjournment thereof, and (ii) at any other meeting of Stockholders of Company or consent in lieu of meeting held or effected prior to completion of the Special Meeting, FOR approval and adoption of the Proposals and the Transactions, as described and defined in the Investment Agreement, dated as of February 15, 1995 (the "Investment Agreement"), by and among Company, the undersigned and the other parties thereto, and AGAINST any action or agreement that would compete with, impede, interfere with or attempt to discourage or inhibit the timely consummation of the Transactions or any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets or securities of Company or its Subsidiaries that would be inconsistent with the Transactions, and AS TO ANY MATTER related to the election or removal of directors, in the discretion of the Proxy Holders. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Investment Agreement terminates or is terminated in accordance with its terms or the Closing occurs thereunder. Terms used herein but not otherwise defined have their respective meanings set forth in Section 1.1 of the Investment Agreement.


                         Dated February 15, 1995


                         __________________________________
                                     (Signature)